UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Crown Castle International Corp. (Name of Registrant as Specified In Its Charter)

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April [    ], 2013

Dear Stockholder:

It is my pleasure to invite you to attend Crown Castle International Corp.’s 2013 Annual Meeting of Stockholders (“Annual Meeting”). The meeting will be held on Thursday, May 23, 2013 at 9:00 a.m. local time at our corporate office, located at 1220 Augusta Drive, Suite 500, Houston, Texas 77057. The Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) accompanying this letter describe the business to be conducted at the meeting.

The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions.

We have elected to furnish proxy materials and our 2012 Annual Report on Form 10-K (“2012 Form 10-K”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which allows us to reduce costs associated with the Annual Meeting. On or about April [    ], 2013, we intend to mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2012 Form 10-K and how to submit proxies online. All other stockholders will receive a copy of the Proxy Statement and 2012 Form 10-K by mail. The Proxy Materials Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and 2012 Form 10-K, if you only received a Proxy Materials Notice by mail.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly submit your proxy in one of the ways outlined in the following Notice of Annual Meeting and Proxy Statement in order to have your shares voted at the Annual Meeting.

I look forward to seeing you on May 23, 2013.

Kind Regards,

J. Landis Martin

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 23, 2013

9:00 a.m.

1220 Augusta Drive, Suite 500

Houston, Texas 77057

April [    ], 2013

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. The Annual Meeting will be held at the time and place noted above. At the meeting, stockholders will be asked to consider and vote upon the following matters:

•	the election of three class III directors: Edward C. Hutcheson, Jr., J. Landis Martin and W. Benjamin Moreland;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2013;

•	a proposal to approve our 2013 Long-Term Incentive Plan;

•	an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors;

•	a non-binding, advisory vote regarding the compensation of our named executive officers; and

•	such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 25, 2013 (“Record Date”) will be entitled to vote at the meeting or any adjournment or postponement of the meeting. You may submit your proxy in any of the following ways:

•

if you received a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card; or

•	visit the website shown on your Proxy Materials Notice or the proxy card to submit a proxy via the Internet.

Alternatively, you may vote your shares in person at the Annual Meeting.

Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system.

If you are a stockholder as of the Record Date and plan to attend the Annual Meeting, see “I. Information About Voting—Annual Meeting Admission” in the proxy statement for important requirements relating to attending and voting at the Annual Meeting.

Your vote is important. To be sure your vote counts and to assure a quorum, please submit your proxy in one of the ways outlined above whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Donald J. Reid

Corporate Secretary

I.    INFORMATION ABOUT VOTING

Solicitation of Proxies.  The Board of Directors (“Board”) of Crown Castle International Corp. is soliciting proxies for use at our 2013 Annual Meeting of Stockholders (“Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held on May 23, 2013 at 9:00 a.m. Central Time at our principal executive offices located at 1220 Augusta Drive, Suite 500, Houston, Texas 77057. This proxy statement (“Proxy Statement”), the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 Form 10-K”) are being distributed or made available via the Internet to our stockholders on or about April [    ], 2013.

Notice of Internet Availability of Proxy Materials.  The Securities and Exchange Commission (“SEC”) has adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2012 Form 10-K on the Internet, instead of mailing the full set of printed proxy materials, which allows us to reduce costs associated with the Annual Meeting. On or about April [    ], 2013, we intend to mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Proxy Materials Notice”) containing instructions on how to access our Proxy Statement and 2012 Form 10-K and how to submit a proxy online. If you receive a Proxy Materials Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Proxy Materials Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2012 Form 10-K. The Proxy Materials Notice also instructs you on how you may submit your proxy over the Internet. If you received a Proxy Materials Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Proxy Materials Notice.

Agenda Items.  The agenda for the Annual Meeting is to consider and vote upon the following matters:

•	the election of three class III directors: Edward C. Hutcheson, Jr., J. Landis Martin and W. Benjamin Moreland;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants for fiscal year 2013;

•	a proposal to approve our 2013 Long-Term Incentive Plan;

•	an amendment to our Amended and Restated Certificate of Incorporation (“Charter”) to declassify our Board;

•	a non-binding, advisory vote regarding the compensation of our named executive officers; and

•	such other business as may properly come before the Annual Meeting.

Who can Vote.  You can vote at the Annual Meeting if you are, on the Record Date, a holder of record of our common stock, par value of $0.01 per share (“Common Stock”). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 25, 2013 (“Record Date”). Holders of Common Stock will have one vote for each share of Common Stock owned of record as of the Record Date. As of the close of business on the Record Date, there were 293,771,739 shares of Common Stock outstanding.

A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder of record at our offices at 1220 Augusta Drive, Suite 500, Houston, Texas 77057 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

How to Vote.  You may submit your proxy for your shares in any of the following ways:

•	if you receive a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Proxy Materials Notice on how to request a printed proxy card);

•	call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card; or

•	visit the website shown on your Proxy Materials Notice or the proxy card to submit a proxy via the Internet.

Alternatively, you may vote in person at the Annual Meeting (if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting).

Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system.

Use of Proxies.  All proxies that have been properly submitted—whether by Internet, telephone or mail—and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends the following vote for each of the proposals to be considered and voted upon at the Annual Meeting:

•	FOR the election of the three class III director nominees named in this Proxy Statement (Proposal 1);

•	FOR the ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2013 (Proposal 2);

•	FOR the proposal to approve our 2013 Long-Term Incentive Plan (Proposal 3);

•	FOR the amendment to our Charter to declassify our Board (Proposal 4); and

•	FOR the non-binding, advisory vote regarding the compensation of our named executive officers (Proposal 5).

If any other matters are properly presented at the Annual Meeting for consideration and if you have submitted a proxy for your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those matters for you. At the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.

Revoking a Proxy.  You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	delivering a timely written notice of revocation to our Corporate Secretary, Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057;

•	submitting a timely, later-dated proxy by Internet, telephone or mail (see instructions on your Proxy Materials Notice or proxy card); or

•

attending the Annual Meeting and voting in person (see “—How to Vote” above and “—Annual Meeting Admission” below in this “I. Information About Voting” regarding voting at the meeting if your shares are held in the name of a bank, broker or other nominee). Attendance at the meeting alone will not constitute a revocation of a proxy.

The Quorum Requirement.  A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

Vote Required for Action.  Each director shall be elected (Proposal 1) by a majority of the votes cast by the holders of shares of Common Stock entitled to vote and present in person or represented by proxy (a majority of the votes cast means that, to be elected, the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee). The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter is required to approve each of (1) the ratification of PwC as our independent registered public accountants for fiscal year 2013 (Proposal 2), (2) the proposal to approve our 2013 Long-Term Incentive Plan (Proposal 3) and (3) the non-binding, advisory resolution regarding the compensation of our named executive officers (Proposal 5). The affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Common Stock entitled to vote on such matter as of the Record Date shall be required to approve the amendment to our Charter to declassify our Board (Proposal 4).

Generally, all other actions which may come before the Annual Meeting require the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters.

With respect to all proposals other than the election of directors (Proposal 1) and the proposal to amend our Charter to declassify our Board (Proposal 4), abstentions have the same effect as votes against, and broker non-votes have no effect. With respect to the election of directors, abstentions and broker non-votes are not counted as a vote cast “for” or “against” a nominee. With respect to the proposal to amend our Charter to declassify our Board, abstentions and broker non-votes have the same effect as votes against.

Annual Meeting Admission.  You may attend the meeting if you are (1) a stockholder of record, (2) a legal proxy for a stockholder of record, or (3) a beneficial owner with evidence of ownership as of the Record Date (such as a letter from the bank, broker or other nominee through which you hold your shares confirming your ownership or a bank or brokerage firm account statement). If you are a stockholder of record who plans to attend the Annual Meeting, please mark the appropriate box on your proxy card (or note your intention to attend when prompted via Internet or telephone proxy submission). For all attendees, a valid picture identification must be presented in order to attend the meeting.

As noted above in “—How to Vote” of this section “I. Information About Voting,” if you are a beneficial owner and wish to vote at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from the bank, broker or other nominee through which you hold your shares and present it at the Annual Meeting. To request a legal proxy please follow the instructions at the website listed on the Proxy Materials Notice.

If you are a beneficial owner and plan to attend the meeting in person, please send written notification in advance of the Annual Meeting to our Corporate Secretary at Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, and enclose a copy of (1) evidence of your ownership as of the Record Date or (2) a legal proxy, executed in your favor, from the institution through which you hold your shares.

II.    PROPOSALS

1.    Election of Directors

We have three classes of directors of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for current class III directors (Edward C. Hutcheson, Jr., J. Landis Martin and W. Benjamin Moreland) expires at the Annual Meeting.

The nominees for class III directors this year are: Edward C. Hutcheson, Jr., J. Landis Martin and W. Benjamin Moreland.

In accordance with our Bylaws, each incumbent director nominee has tendered an irrevocable resignation that will be effective upon (1) failure to receive the required vote for election at the Annual Meeting and (2) the Board’s subsequent acceptance of such resignation. If an incumbent director nominee fails to receive the required vote for re-election, the Nominating & Corporate Governance Committee (“NCG Committee”) and the Board should act to determine whether to accept or reject the resignation, or whether other action should be taken.

Each nominee has consented to be nominated and has expressed his or her intention to serve if elected. The Board expects that each of the nominees for class III directors will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board to fill the vacancy, or the size of the Board may be reduced. Information about the nominees, the continuing directors and the Board is contained in the next section of this Proxy Statement (see “III. Board of Directors”).

The Board recommends a vote FOR the election of Edward C. Hutcheson, Jr., J. Landis Martin and W. Benjamin Moreland as class III directors.

2.    Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board (“Audit Committee”) has appointed PwC to continue to serve as our independent registered public accountants for fiscal year 2013. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of PwC for fiscal year 2013.

We were billed for professional services provided with respect to fiscal years 2012 and 2011 by PwC in the amounts set forth in the following table.

Services Provided	2012	2011
Audit Fees(a)	$2,154,000	$1,287,000
Audit-Related Fees(b)	40,000	65,000
Tax Fees(c)	392,000	433,000
All Other Fees(d)	5,000	5,000

Total	$2,591,000	$1,790,000

(a)	Represents the aggregate fees billed for professional services rendered by PwC for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by our principal auditor in connection with statutory and regulatory filings or engagements. The increase in Audit Fees from 2011 to 2012 is primarily related to procedures performed in connection with 2012 acquisitions and registration statements.

(b)	Represents the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” Audit-related fees for 2012 and 2011 primarily relate to services in connection with audits of employee benefit plans.

(c)	Represents the aggregate fees billed for professional services rendered by PwC for tax compliance, tax advice and tax planning.

(d)	Represents the aggregate fees billed for products and service provided by PwC other than those reported as audit, audit-related or tax fees above, and primarily relates to licenses for technical accounting research software.

We expect a representative of PwC to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2013.

3.    Proposal to Approve Our 2013 Long-Term Incentive Plan

At the Annual Meeting, the stockholders will be asked to approve the adoption of our 2013 Long-Term Incentive Plan (“2013 Plan”), a copy of which is attached hereto as Appendix A. The 2013 Plan is a broad-based incentive plan that provides for the granting of awards to our employees, directors and consultants.

The 2013 Plan is intended to replace our 2004 Stock Incentive Plan, as amended (“2004 Plan”), as the term for granting awards under the 2004 Plan currently expires in February 2014. While the 2013 Plan, like the 2004 Plan, is a broad-based incentive plan providing for the grant of a variety of awards, the only types of awards we have ever issued pursuant to the 2004 Plan are Restricted Stock and Stock Awards (defined below). The 2013 Plan is generally consistent in substance with the 2004 Plan, but with several key updates, including:

•	inclusion of RSU Awards (defined below) as an award alternative;

•	updated performance goals that may be utilized in connection with Performance Awards (defined below);

•	provisions relating to certain tax matters, including Section 162(m) and Section 409A (defined below);

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provisions relating to recoupment of compensation awarded to executives in certain circumstances consistent with our policies as may be established in compliance with Section 954 of the Dodd-Frank Act (defined below).

The 2013 Plan is proposed to enable us to provide a means to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for our successful administration and management, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for our welfare. A further purpose of the 2013 Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance our profitable growth. Accordingly, the 2013 Plan provides for the following:

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discretionary grants to our (or our affiliates’) employees, consultants, and directors of (a) shares of Common Stock that are subject to restrictions on disposition and forfeiture to us under certain circumstances (“Restricted Stock”), (b) restricted stock unit awards (“RSU Awards”), (c) shares of Common Stock, without satisfaction of any performance criteria or objectives (“Stock Awards”), (d) stock options that do not constitute Incentive Stock Options (“Non-statutory Stock Options”), (e) stock appreciation rights (“Stock Appreciation Rights”), (f) shares of Common Stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures (“Performance Awards”), and (g) the right to receive the value of shares of Common Stock, cash payments or a combination thereof which vest over a period of time (“Phantom Stock Awards”); and

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discretionary grants to our employees or the employees of our subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) (“Incentive Stock Options”).

The Board adopted the 2013 Plan on February 21, 2013, subject to stockholder approval at the Annual Meeting. If the 2013 Plan is not approved by our stockholders at the Annual Meeting, then no awards will be granted under the 2013 Plan. If the 2013 Plan is approved by our stockholders at the Annual Meeting, pursuant to an amendment to our 2004 Plan approved by the Board on February 21, 2013, we will not issue any new awards under our 2004 Plan on or after the date of such stockholder approval; provided, that the 2004 Plan and the applicable award agreements will continue to govern any outstanding awards previously issued under the 2004 Plan. The 2004 Plan is our only other existing compensatory plan under which equity awards relating to shares of Common Stock can currently be granted. As of March 25, 2013, the aggregate number of shares of Common Stock that remain available to be issued under the 2004 Plan is 6,124,585 shares.

No awards have been made under the 2013 Plan, and the amount of any benefits cannot be determined at this time.

Reasons the Board Recommends Voting For Approval of the 2013 Plan

The Board believes that encouraging our employees, directors and consultants to own shares of our Common Stock fosters broad alignment between the interests of employees, directors and consultants and the interests of our stockholders. The Board also believes that the 2013 Plan will help us to attract, motivate and retain talented, qualified employees and consultants.

Matters Considered by the Board

In determining to adopt the 2013 Plan (including the number of shares issuable thereunder) and to recommend it to our stockholders for approval, in addition to the reasons noted above, the Board considered a stockholder cost analysis and burn rate analysis prepared by an independent third party consultant (“Plan Consultant”). The Plan Consultant’s analysis includes an estimate that the stockholder cost percentage resulting from the implementation of the 2013 Plan could be 5.06%, which is below the 7% dilutive impact threshold noted by the Plan Consultant. The stockholder cost percentage was computed by the Plan Consultant as the estimated cost of the 2013 Plan to stockholders expressed as a percentage of our estimated total market value. The Plan Consultant’s analysis indicated that our average burn rate over the three year period from 2010 to 2012 was 1.05% (calculated utilizing the Plan Consultant’s internal burn rate formula) as compared to an industry burn rate threshold of 4.85%. The average burn rate over the three fiscal years was calculated by the Plan Consultant as the average of the number of shares underlying awards granted in each such fiscal year divided by the weighted average common shares outstanding for that fiscal year. The Plan Consultant’s burn rate formula differs from our internal burn rate formula in that it applies a multiplier to “full value awards” (shares underlying restricted stock awards and other full value awards for which the participant does not pay for the shares), resulting in a higher burn rate.

Potential Impacts of Approval of the 2013 Plan by the Stockholders

The Board believes that adopting the 2013 Plan is in the best interest of the stockholders as the Board believes that granting equity-based compensation will incentivize our employees, directors and consultants to work to achieve stock price appreciation and will better enable us to attract and retain talented, qualified employees and consultants. Implementing the 2013 Plan would dilute the interests of stockholders as the number of shares outstanding would increase as a result of the implementation of the 2013 Plan. While it is not possible to predict with precision the dilutive effect that the approval of the 2013 Plan may have on our stockholders, as noted above, the Plan Consultant’s analysis indicates that the stockholder cost percentage is estimated to be 5.06%.

Below is a summary of the terms of the 2013 Plan that is qualified in its entirety by reference to the full text of the 2013 Plan which is attached to this Proxy Statement as Appendix A.

Administration

The 2013 Plan will be administered by a committee (for purposes of this Proposal 3, “Committee”) appointed by the Board that will be comprised solely of two or more non-employee directors who also qualify as “outside directors” (within the meaning assigned to such term under Section 162(m) of the Code (“Section 162(m)”)) and as “Non-Employee Directors” as defined in Rule 16b-3 of the Exchange Act. The Board has appointed the Compensation Committee to initially administer the 2013 Plan.

The Committee will have full authority, subject to the terms of the 2013 Plan, to establish rules and regulations for the proper administration of the 2013 Plan, to select the employees, directors and consultants to whom awards are granted, and to set the dates of grants, the types of awards that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual’s duties and present and potential contributions to our success and such other factors as the Committee in its discretion shall deem relevant. The Committee may also correct any defect or supply any omission or reconcile any inconsistency in the 2013 Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

Number of Shares Subject to the 2013 Plan and Award Limits

The aggregate maximum number of shares of Common Stock that may be issued under the 2013 Plan will be 12,500,000 shares (“Plan Share Limit”). The number of shares of Common Stock that are the subject of awards under the 2013 Plan which are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the 2013 Plan. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares will be treated as shares that have been issued under the 2013 Plan and will not again be available for issuance under the 2013 Plan. If shares of Common Stock are tendered in payment of an option price of an option or the exercise price of a SAR, those shares will not be available for issuance under the 2013 Plan.

The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the 2013 Plan is 1,000,000 shares. The maximum aggregate number of shares of Common Stock that may be subject to options granted in any one calendar year to any one employee is 1,000,000 shares, determined as of the dates of grant. The maximum aggregate number of shares of Common Stock that may be granted pursuant to Stock Appreciation Rights granted in any one calendar year to any one employee is 1,000,000 shares, determined as of the dates of grant. The maximum aggregate grant with respect to Performance Awards made in any one calendar year to any one employee that are payable in shares of Common Stock is 400,000 shares of Common Stock, determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to Performance Awards to any one employee in any one calendar year that are payable in cash may not exceed $15,000,000 in value, determined as of the date of grant.

The limitations described above may be adjusted upon a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend on Common Stock, or other increase or reduction in the number of shares of Common Stock outstanding without receipt of consideration by our company.

Eligibility

All of our (and our affiliates’) employees, directors and consultants are eligible to participate in the 2013 Plan. The selection of those employees, directors and consultants, from among those eligible, who will receive Incentive Stock Options, Non-statutory Stock Options, Stock Awards, Restricted Stock awards, Performance Awards, Phantom Stock Awards, Stock Appreciation Rights or RSU Awards or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to our employees and employees of our subsidiary corporations. We currently have nine non-employee directors, six executive officers and approximately 1600 other employees that would be eligible to participate in the 2013 Plan.

Term of 2013 Plan

The 2013 Plan will be effective as of February 21, 2013, the date of its adoption by the Board, provided the 2013 Plan is approved by our stockholders at the Annual Meeting. No further awards may be granted under the 2013 Plan after February 21, 2023, and the 2013 Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2013 Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

Restricted Stock

a. Transfer Restrictions and Forfeiture Obligations.  Pursuant to a Restricted Stock award, shares of Common Stock will be issued or delivered to the employee, director or consultant at the time the award is made without any payment to us (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee, (ii) the continued employment or service with us or our affiliates for a specified period or (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends paid with respect to such shares, which dividends will accrue and be paid when the forfeiture restrictions applicable to the Restricted Stock award have lapsed. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including rules pertaining to the effect of the termination of employment or service as a director or consultant of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

b. Accelerated Vesting.  The Committee may, in its discretion, fully vest (i.e., cause the lapse of forfeiture restrictions with respect to) any outstanding Restricted Stock award as of a date determined by the Committee.

c. Other Terms and Conditions.  The Committee may establish other terms and conditions for the issuance of Restricted Stock under the 2013 Plan.

Restricted Stock Unit Awards

a. RSU Awards.  An RSU Award will be similar in nature to a Restricted Stock Award except that no shares of Common Stock or cash will be transferred to the holder of the award until the applicable vesting restrictions lapse or performance conditions have been satisfied. The amount of, and the vesting and the transferability restrictions applicable to, any RSU Award will be determined by the Committee in its sole discretion. The Committee will maintain a bookkeeping ledger account that reflects the number of restricted stock units credited under the 2013 Plan for the benefit of a holder.

b. RSU Award Agreement.  Each RSU Award will be evidenced by an award agreement that contains any substantial risk of forfeiture (within the meaning of Section 409A of the Code (“Section 409A”)), vesting and transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the 2013 Plan as the Committee may specify. An RSU Award agreement may provide for the payment of dividend equivalents.

c. Form of Payment Under RSU Award.  Payment under an RSU Award will be made in cash or shares of Common Stock as specified in the applicable award agreement.

d. Time of Payment Under RSU Award.  Payment to a holder under an RSU Award shall be made at the time specified in the applicable award agreement. The award agreement will specify that the payment will be made (i) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the RSU Award payment is no longer subject to a substantial risk of forfeiture or (ii) at a time that is permissible under Section 409A.

Stock Awards

a. Award.  Stock Awards are rights to receive shares of Common Stock, which vest immediately, without satisfaction of any performance criteria or objectives.

b. Payment.  A Stock Award entitles the recipient to receive immediate payment of such award in Common Stock. The Committee may, in its discretion, require payment, partial payment or other conditions of the recipient relating to any Stock Award.

c. Other Terms and Conditions.  The Committee may establish other terms and conditions for Stock Awards under the 2013 Plan.

Stock Options

a. Term of Option.  The term of each option will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant. The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board will be specified in the option agreement that evidences each option grant.

b. Option Price.  The option price will be determined by the Committee and, in the case of an Incentive Stock Option, may not be less than the fair market value of a share of Common Stock on the date that the option is granted.

c. Repricing Restrictions.  Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding option agreement that evidences an option grant to lower the option price (or cancel and replace any outstanding option agreement with an option agreement having a lower option price). In addition, the Committee may not lower the option price (or cancel and replace any outstanding option agreement with an option agreement having a lower option price) to the extent that doing so would subject the holder to additional taxes under Section 409A.

d. Special Rules for Certain Stockholders.  If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of a subsidiary of ours, then the term of the option may not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

e. Size of Grant.  Subject to the limitations described above under the section “Number of Shares Subject to the 2013 Plan and Award Limits,” the number of shares for which an option is granted to an employee, director or consultant will be determined by the Committee.

f. Status of Options.  The status of each option granted to an employee as either an Incentive Stock Option or a Non-statutory Stock Option will be designated by the Committee at the time of grant. Unless an option is specifically characterized by the Committee as an Incentive Stock Option it will be a Non-statutory Stock Option. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-statutory Stock Options. All options granted to any non-employee directors and consultants will be Non-statutory Stock Options.

g. Payment.  The option price upon exercise may be paid by an optionee in any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or one of our executive officers) or (c) any other form of payment which is acceptable to the Committee.

h. Option Agreement.  All options will be evidenced by a written agreement containing provisions consistent with the 2013 Plan and such other provisions as the Committee deems appropriate. The terms and conditions of the respective option agreements need not be identical. The Committee may, with the consent of the participant, amend any outstanding option agreement in any manner not inconsistent with the provisions of the 2013 Plan, including amendments that accelerate the exercisability of the option.

Stock Appreciation Rights

a. Term of Stock Appreciation Right.  The term of each Stock Appreciation Right will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant.

b. Stock Appreciation Rights Agreement.  All Stock Appreciation Rights will be evidenced by a written agreement containing provisions consistent with the provisions of the 2013 Plan and such other provisions as the Committee deems appropriate. The terms and conditions of the respective Stock Appreciation Rights agreements need not be identical. The Committee may, with the consent of the participant, amend an outstanding Stock Appreciation Right agreement in any manner that is not inconsistent with the provisions of the 2013 Plan, including amendments that accelerate the time at which the Stock Appreciation Right may be exercisable. Unless otherwise provided in a Stock Appreciation Rights agreement, upon the exercise of a Stock Appreciation Right, a holder will be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the value of a share of Common Stock on the date of exercise over the grant price by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The per share grant price for a Stock Appreciation Right will be established on the date of grant of the Stock Appreciation Right. At the discretion of the Committee, the payment made to a holder upon the exercise of a Stock Appreciation Right may be in cash, in shares of Common Stock or in some combination of cash and Common Stock.

c. Repricing Restrictions.  Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding Stock Appreciation Right agreement to lower the Stock Appreciation Right grant price (or cancel and replace any outstanding Stock Appreciation Right with Stock Appreciation Rights agreements having a lower Stock Appreciation Right grant price). In addition, the Committee may not lower the Stock Appreciation Right grant price (or cancel and replace any outstanding Stock Appreciation Right with Stock Appreciation Rights agreements having a lower Stock Appreciation Right grant price) to the extent that doing so would subject the holder to additional taxes under Section 409A.

Performance Awards

a. Grant of Performance Awards.  The Committee, at any time, may grant Performance Awards under the 2013 Plan to eligible persons in such amounts and upon such terms as the Committee may determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Award will generally be based upon the attainment of performance goals as the Committee may determine. The performance period for any Performance Award will not be less than one year.

As noted above, all of our (and our affiliates’) employees are eligible to receive grants of Performance Awards. The maximum aggregate grant with respect to Performance Awards made in any one calendar year to any one employee that are payable in shares of Common Stock is 400,000 shares of Common Stock, determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to Performance Awards to any one employee in any one calendar year that are payable in cash may not exceed $15,000,000 in value, determined as of the date of grant.

b. Performance Goals.  The 2013 Plan provides that a performance goal must be objective so that a third party having knowledge of the relevant facts could determine whether the goal is met. A performance goal may be based on one or more business criteria that apply to the holder, one or more of our business units, or us as a whole, with reference to one or more of the following: stock price (including adjustments for dividends), funds from operations, adjusted funds from operations, earnings or adjusted earnings before or after interest, taxes, depletion, depreciation or amortization, earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, shareholder value, net cash flow, operating income, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance goals may be determined by including or excluding, in the Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with our accounting policies and practices in effect on the date the performance goal is established. In interpreting 2013 Plan provisions applicable to performance goals and performance awards, it is intended that the 2013 Plan conform with the standards of Section 162(m).

c. Performance Award Agreement.  Each Performance Award will be evidenced by an agreement that contains any vesting or transferability restrictions, performance goals, payment provisions and other provisions not inconsistent with the 2013 Plan as the Committee may specify. The terms and provisions of the respective Performance Award agreements need not be identical.

d. Time of Establishment of Performance Goals.  With respect to a covered employee (as defined in Section 162(m)), a performance goal for a particular Performance Award must be established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates or (ii) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain.

e. Payment.  Payment under a Performance Award may be made in cash or shares of Common Stock, as specified in the holder’s award agreement. Unless a Performance Award is structured as a current transfer of shares of Common Stock subject to a risk of forfeiture in the event performance goals are not achieved, a holder’s payment under a Performance Award will be made at the time specified in the applicable award agreement. The award agreement will specify that any payment will be made (i) by a date that is no later than the date that is two and one-half months after the end of the calendar year in which the Performance Award payment is no longer subject to a substantial risk of forfeiture or (ii) at a time that is permissible under Section 409A.

The amount of compensation payable under a performance award may not be increased. If the time at which a performance award will vest or be paid is accelerated for any reason, the number of shares of Common Stock subject to, or the amount payable under, the Performance Award will be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

f. Dividends and Dividend Equivalents.  Holders of Performance Awards will not be entitled to the payment of dividend equivalents under the award, unless the payment of dividend equivalents will be subject to the same performance conditions as apply to the Performance Award. In the case of a Performance Award that is payable in shares of Common Stock, if the holder becomes entitled to the payment of dividends paid in shares of Common Stock with respect to the Performance Award, these dividends will be added to the Performance Award and will be subject to the satisfaction of the same performance conditions as apply to the underlying Performance Award.

Phantom Stock Awards

a. Forfeiture.  Phantom Stock Awards under the 2013 Plan are awards of rights to receive the value of shares of Common Stock. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the recipient of a Phantom Stock Award. A Phantom Stock Award will terminate if the recipient’s employment or service as a director or consultant with us and our affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.

b. Payment.  Following the end of the vesting period for a Phantom Stock Award (or at such other time as may be provided in a Phantom Stock Award agreement), the holder of a Phantom Stock Award will be entitled to receive payment of the an amount not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof.

c. Other Terms and Conditions.  The Committee may establish other terms and conditions for Phantom Stock Awards under the 2013 Plan.

Corporate Change and Other Adjustments

The 2013 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee generally may accelerate the vesting of options and Stock Appreciation Rights, cancel options and Stock Appreciation Rights and cause us to make payments in respect thereof in cash, or adjust the outstanding options and Stock Appreciation Rights as appropriate to reflect such Corporate Change (including, subject to certain conditions, having some or all of the then outstanding options and Stock Appreciation Rights (whether vested or unvested) assumed or having a new award of a similar nature substituted for some or all of their then outstanding options and Stock Appreciation Rights under the 2013 Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change). The 2013 Plan provides that a Corporate Change occurs if (i) we are not the surviving entity in any merger or consolidation or other reorganization (or we survive only as a subsidiary of an entity other than an entity that was directly or indirectly wholly-owned by us immediately prior to such merger, consolidation or other reorganization), (ii) we sell, lease or exchange all or substantially all of our assets to any other person (other than an entity that is directly or indirectly wholly owned by us), (iii) we are to be dissolved, (iv) any person or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock, (v) as a result of a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board or (vi) we are party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii), (iii), (iv) or (v). With respect to awards under the 2013 Plan other than options and Stock Appreciation Rights, upon changes in our capitalization the Committee generally may make appropriate adjustments to the awards.

The maximum number of shares that may be issued under the 2013 Plan and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2013 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

Transferability

An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or such employee’s guardian or legal representative. All other awards under the 2013 Plan are not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee (as to certain family transfers, or otherwise).

Amendments

The Board may from time to time amend the 2013 Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant’s consent. Further, without the prior approval of our stockholders, the Board may not amend the 2013 Plan to change the class of eligible individuals, increase the number of shares of Common Stock that may be issued under the 2013 Plan, or amend or delete the provisions of the 2013 Plan that prevent the Committee from amending any outstanding option or Stock Appreciation Right agreement to lower the option price or Stock Appreciation Right grant price (or cancel and replace any outstanding option agreement with an option agreement having a lower option price or cancel and replace any outstanding Stock Appreciation Right agreement with a Stock Appreciation Right agreement having a lower grant price).

Recoupments in Restatement Situations

If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws, a recipient of an award under the 2013 Plan who was or is then one of our executive officers will forfeit and must repay to us any compensation awarded to him under the 2013 Plan to the extent specified in any of our recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the SEC under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”).

Federal Income Tax Aspects of the 2013 Plan

The following discussion summarizes certain material U.S. federal income tax consequences to us and U.S. holders with respect to the acquisition, ownership, exercise or disposition of awards which may be granted under the 2013 Plan. The discussion is based upon the provisions of the Code and the regulations and rulings promulgated thereunder, all of which are subject to change (possibly with retroactive effect) or different interpretations. Options and Stock Appreciation Rights with exercise prices less than the fair market value of Common Stock on the dates of grant, Phantom Stock, and certain other awards that may be granted pursuant to the 2013 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and guidance promulgated thereunder. We do not currently intend to grant such awards under the Plan, but if, in the future, we do grant such awards we anticipate they will likely be designed to comply with those restrictions and to avoid the additional taxes imposed by Section 409A. This summary reflects generally contemplated consequences and does not purport to deal with all aspect of U.S. federal income taxation that may be relevant to an individual award holder’s situation, nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Restricted Stock.  The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m), we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m), deductible as such by us. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m), we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

Restricted Stock Unit Awards.  The grant of an RSU Award under the 2013 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for us at the time of grant. At the time an RSU Award vests the recipient will generally recognize ordinary income and, subject to the application of Section 162(m) as discussed below, we will be entitled to a corresponding deduction. Generally, the measure of the income and the deduction will be the number of units subject to the RSU Award multiplied by the value of our Common Stock at the time the RSU Award is settled.

Stock Awards.  The recipient of a Stock Award will realize taxable ordinary income at the time of grant in an amount equal to the fair market value of the shares of Common Stock on the date of the award, and, subject to Section 162(m), we will be entitled to a corresponding deduction.

Incentive Stock Options.  Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute long-term capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-statutory Stock Options and Stock Appreciation Rights.  As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option (whether or not including a stock appreciation right), and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-statutory Stock Option or a stock appreciation right, and subject to the application of Section 162(m) as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Non-statutory Stock Option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-statutory Stock Option or stock appreciation rights.

Performance Awards and Phantom Stock Awards.  An individual who has been granted a Performance Award or a Phantom Stock Award generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether a Performance Award or Phantom Stock Award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance

Award or the Phantom Stock Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award or a Phantom Stock Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) as discussed below, deductible as such by us.

Section 162(m).  Generally, Section 162(m) precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its covered employees (as defined in Section 162(m)). Our Section 162(m) covered employees are the principal executive officer and our three next highest-paid officers other than the principal financial officer. The Section 162(m) deduction limitation does not apply to certain performance-based compensation that satisfies certain requirements of Section 162(m). The 2013 Plan is designed to permit the Committee to grant awards to covered executive officers that will constitute qualified performance-based compensation for purposes of Section 162(m). Approval of this proposal by our stockholders will constitute approval of 2013 Plan itself and approval of the material terms under which remuneration may be paid under the 2013 Plan, including performance goals, pursuant to Section 162(m). Based on Section 162(m) and the regulations issued thereunder, our ability to deduct compensation income generated in connection with the exercise of Non-statutory Stock Options or Stock Appreciation Rights granted by the Committee under the 2013 Plan generally should not be limited by Section 162(m). Further, we intend that compensation income generated in connection with Performance Awards granted by the Committee under the 2013 Plan (whether they are structured as performance-based restricted stock, restricted stock units or otherwise) generally should not be limited by Section 162(m).

The 2013 Plan is not qualified under Section 401(a) of the Code. Based upon current law and published interpretations, we do not believe that the 2013 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the 2013 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2013 Plan or award recipients.

Parachute Payment Sanctions.  Certain provisions of the Plan or provisions included in an award agreement may afford a recipient special protections or payments which are contingent on a change in the ownership or effective control of us or in the ownership of a substantial portion of our assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” that, when aggregated with other parachute payments received by the recipient, if any, could result in the recipient receiving “excess parachute payments” (a portion of which would be allocated to those protections or payments derived from the award). We would not be allowed a deduction for any such excess parachute payments, and the recipient of the payments would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed.

The Board recommends a vote FOR the proposal to approve the 2013 Stock Incentive Plan.

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2012:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (a)
	(In shares)	(In dollars per share)	(In shares)
Equity compensation plans approved by security holders	—	$—	7,073,153	(b)
Equity compensation plans not approved by security holders(c)	—	—	—

Total	—	$—	7,073,153

(a)	In the first quarter of 2013, we granted 17,645 shares of common stock to the non-executive members of the Board. In addition, in the first quarter of 2013, as a component of long-term incentive compensation, the Board authorized the grant of restricted stock awards for an aggregate of approximately 950,774 shares to 665 of our employees, including the grant of restricted stock awards for 305,417 shares to the named executive officers included in the table below at “VII. Executive Compensation—Summary Compensation Table”. These awards were authorized pursuant to the 2004 Plan which has been approved by our stockholders.

(b)	Pursuant to an amendment to our 2004 Plan approved by the Board on February 21, 2013, we will not grant any new awards under our 2004 Plan on or after the date of the stockholder approval of the 2013 Plan.

(c)	Our 77.6% owned Australian subsidiary has an equity compensation plan under which it awards restricted units settled in cash to its employees and directors. This plan has not been approved by the registrant’s security holders.

4.    Proposal to Amend Our Charter to Declassify Our Board

Our Board has unanimously adopted and is submitting for stockholder approval an amendment to our Charter to declassify our Board and provide for the annual election of directors (“Amendment”). Our Charter currently provides that our Board is divided into three classes, with members of each class of directors serving a three-year term. The current classification of our Board results in staggered elections, with each class of directors standing for election every third year.

Our Board believes that its classified structure has helped assure continuity of our business strategies and has reinforced a commitment to long-term stockholder value. Although these are important benefits, our Board recognizes the growing sentiment among stockholders and the investment community in favor of annual elections. After careful consideration, our Board determined that it is appropriate to propose declassifying the Board, commencing with our 2014 annual meeting of stockholders.

Currently, members of our Board are elected for staggered terms of three years. If the Amendment is approved by stockholders, the declassification of our Board would be phased in commencing with our 2014 annual meeting of stockholders and would result in our Board being fully declassified (and all Board members standing for annual elections) commencing with our 2016 annual meeting of stockholders. The Amendment would not change the unexpired three-year terms of directors elected prior to the effectiveness of the Amendment (including any directors elected at our 2013 Annual Meeting). Accordingly, (1) the three-year term for directors elected at our 2011 annual meeting of stockholders will expire at our 2014 annual meeting of stockholders, (2) the three-year term for directors elected at our 2012 annual meeting of stockholders will expire at our 2015 annual meeting of stockholders and (3) the three-year term for directors elected at this Annual Meeting will expire at our 2016 annual meeting of stockholders.

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may only remove directors of corporations with classified boards “for cause.” Our Charter does not contain a provision providing for removal of directors without cause. Additionally, our Charter provides that directors may only be removed by the affirmative vote of the holders of at least 80% of the voting power of our outstanding shares entitled to vote. Accordingly, currently our directors may be removed only “for cause” by the affirmative vote of the holders of at least 80% of the voting power of our outstanding shares entitled to vote. If the Amendment is approved, directors serving terms to which they were elected prior to our 2014 annual meeting of stockholders would continue to be subject to removal only for cause until the completion of their current terms and directors elected at our 2014 annual meeting of stockholders and thereafter could be removed “with or without cause” upon the affirmative vote of at least 80% of the voting power of our outstanding shares entitled to vote.

The description of the Amendment is a summary and is qualified by and subject to the full text of the Amendment, which is attached as Appendix B to this Proxy Statement.

As noted in “I. Information About Voting—Vote Required for Action” above, in accordance with our Charter, stockholder approval of the Amendment requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of Common Stock entitled to vote on such matter as of the Record Date.

The Board recommends a vote FOR the approval of the Amendment.

5.  Non-binding, Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (“Dodd-Frank Act”), requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Crown Castle International Corp. (“Company”) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.

As described in “VII. Executive Compensation—Compensation Discussion and Analysis” of this Proxy Statement, we seek to align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for improvements in our results of operations and growth in the value of our Common Stock, with a focus on variable, at risk incentive-based compensation elements that support our “pay-for-performance” compensation philosophy. We believe that our executive compensation program is designed to attract, retain and motivate high-performing executives to lead our Company.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote on this proposal is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee of the Board (“Compensation Committee”). Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders, and intend to consider any stockholder concerns evidenced by this vote and evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

III.    BOARD OF DIRECTORS

Nominees for Director

Class III—For a Term Expiring in 2016

Edward C. Hutcheson, Jr.

Principal Occupation: Private Equity Investments/Consulting

Age: 67

Director Since: 1999 (with prior service as a director from 1995 to 1999)

Mr. Hutcheson has served on the Board as a director from January 1995 until February 1999 and from July 1999 until the present. Mr. Hutcheson was a co-founder of ours in 1994 and served as our Chief Executive Officer (“CEO”) or Chairman from inception until March 1997. Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of the private equity firm Platte River Equity, LLC. From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer (“COO”), with Pinnacle Global Group, a publicly owned financial services company which merged to form Sanders Morris Harris Group. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. He served as President, COO and a director of the Baroid holding company from 1990 through 1993.

Skills Mr. Hutcheson brings to our Board include relevant executive experience (including as a CEO), financial and transactional acumen, investment expertise, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

J. Landis Martin

Principal Occupation: Founder and Managing Director, Platte River Equity, LLC (private equity firm)

Age: 67

Director Since: 1999 (with prior service as a director from 1995 to 1998)

Mr. Martin has been a director on our Board from 1995 through November 1998 and from November 1999 to the present. Mr. Martin has served as Chairman of our Board since May 2002. Mr. Martin is the founder of the private equity firm Platte River Equity, LLC and has been a Managing Director since November 2005. Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation, a publicly held integrated producer of titanium metals, where he served from January 1994 until November 2005. Mr. Martin served as President and CEO of NL Industries, Inc., a publicly held chemical manufacturer, from 1987 to 2003 and as a director from 1986 to 2003. Mr. Martin is also lead director of Halliburton Company, Apartment Investment Management Company and Intrepid Potash, Inc., each a publicly held company.

Skills Mr. Martin brings to our Board include extensive executive experience (including as a CEO of public companies), financial and transactional acumen, investment expertise, strategic insight, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

W. Benjamin Moreland

Principal Occupation: President and CEO of Crown Castle International Corp.

Age: 49

Director Since: 2006

Mr. Moreland was appointed to the Board as a director in August 2006. Mr. Moreland was appointed our President and CEO effective July 2008. Prior to his appointment as President and CEO, Mr. Moreland served as our Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”) from February 2004 to June 2008 and was appointed CFO and Treasurer in April 2000. Prior to being appointed CFO, he had served as our Senior Vice President (“SVP”) and Treasurer, including with respect to our domestic subsidiaries, since October 1999. Mr. Moreland serves on the board of directors of Calpine Corp., a publicly held independent power producer, and PCIA—the Wireless Infrastructure Association.

Skills Mr. Moreland brings to our Board include varied executive experience (including as our CFO, President and CEO), extensive knowledge and understanding of our business and the wireless tower industry, financial and transactional acumen, and strategic insight.

Directors Continuing in Office

Class II—Term Expiring in 2015

Cindy Christy

Principal Occupation: President–Americas of NEW/Asurion Corporation

Age: 47

Director Since: 2007

Ms. Christy was appointed to the Board as a director in August 2007. Ms. Christy joined Asurion in January 2009 as President–Americas. Ms. Christy served as President, Americas Region for Alcatel-Lucent from January 2008 to September 2008. She also served as President of the North America Region of Alcatel-Lucent from December 2006 to December 2007. Prior to that time and since August 1988, Ms. Christy served in various positions with Lucent Technologies Inc., including President of the Network Solutions Group, President of the Mobility Solutions Group and COO of the Mobility Solutions Group.

Skills Ms. Christy brings to our Board include extensive and advanced know-how and understanding of telecommunications technologies and related emerging technological trends, relevant executive experience (including with a leading telecommunications infrastructure provider), and extensive knowledge of our customers, including such customers’ anticipated priorities, goals and objectives.

Ari Q. Fitzgerald

Principal Occupation: Partner with Hogan Lovells US LLP

Age: 50

Director Since: 2002

Mr. Fitzgerald was appointed to the Board as a director in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan Lovells US LLP (“Hogan Lovells”), and is a member of that firm’s Communications Group where he concentrates on wireless, international and Internet-related issues. Prior to joining Hogan Lovells, Mr. Fitzgerald was an attorney with the Federal Communications Commission (“FCC”) from 1997 to 2001. While at the FCC he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as Deputy Chief of the FCC’s International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal

Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the law firm of Sullivan & Cromwell LLP. Mr. Fitzgerald also worked as a financial analyst for the investment bank First Boston before entering law school.

Skills Mr. Fitzgerald brings to our Board include extensive regulatory knowledge and experience (particularly with respect to the FCC, National Telecommunications and Information Administration (“NTIA”), the U.S. Congress, U.S. Department of Justice and other federal agencies that address communications policy issues), legal expertise, an understanding of and insight into government affairs and activities, and an understanding of our business and the wireless industry.

Robert E. Garrison II

Principal Occupation: Individual Investor

Age: 71

Director Since: 2005

Mr. Garrison was elected to the Board as a director in 2005. Mr. Garrison served as Chairman of the Executive Committee of Sanders Morris Harris Group (“SMHG”), a publicly owned financial services company, from May 2009 until February 2012. Mr. Garrison served as President and CEO of SMHG from January 1999 until May 2002 and as President until May 2009. Mr. Garrison is a director of FirstCity Financial Corporation, a public financial services company; Prosperity Bank; Somerset House Publishing; Gulf & Western Company, Inc.; and NuPhysicia LLC. He also serves on the board of directors of the Memorial Hermann Hospital System. Mr. Garrison has had prior service as a director of Terraforce Technology Corp. and SMHG, each a publicly traded company. Mr. Garrison has over 40 years’ experience in the securities industry and is a Chartered Financial Analyst.

Skills Mr. Garrison brings to our Board include extensive financial and investment expertise and experience, executive experience (including as a CEO of a public company), business analysis acumen, advanced financial literacy, an understanding of our business and the wireless tower industry, entrepreneurial experience, and public company corporate governance knowledge.

John P. Kelly

Principal Occupation: Advisory Director—Berkshire Partners LLC

Age: 55

Director Since: 2000

Mr. Kelly was elected as a director in May 2000. Mr. Kelly began serving Berkshire Partners LLC as an Advisory Director in January 2010. Previously, he served as our Executive Vice Chairman (“EVC”) from July 2008 until December 31, 2009. Prior to his appointment as our EVC, he served as our President and CEO from August 2001 and as our President and COO prior to that time. Mr. Kelly originally joined us as an officer in July 1998 and was named President and COO of Crown Communication, Inc. in December of that year. From January 1990 to July 1998, Mr. Kelly was the President and COO of Atlantic Cellular Company L.P. From December 1995 to July 1998, Mr. Kelly was also President and COO of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. In addition, Mr. Kelly serves as a director of privately-held NEW/Asurion Corporation, Telx Holdings, Inc. and Torrec GP Ltd. and as a manager on the board of managers of privately-held Engineering Solutions & Products, Inc. and its parent entities.

Skills Mr. Kelly brings to our Board include varied executive experience (including as our COO, President, CEO and EVC), extensive knowledge and understanding of our company and the wireless tower industry, a deep understanding of the needs and desires of our customers, insight with respect to telecommunications technologies and trends, financial and transactional acumen, and strategic direction.

Directors Continuing in Office

Class I—Term Expiring in 2014

Dale N. Hatfield

Principal Occupation: Independent Telecommunications Consultant

Age: 75

Director Since: 2001

Mr. Hatfield was appointed to the Board as a director in July 2001. Mr. Hatfield is an independent telecommunications consultant. Mr. Hatfield was appointed as the founding Executive Director of the Broadband Internet Technical Advisory Group in late 2010 and retired from that position in the fall of 2012. Mr. Hatfield is also a Senior Fellow of the Silicon Flatirons Center for Law, Technology and Entrepreneurship and Adjunct Professor in the Interdisciplinary Telecommunications Program, both at the University of Colorado at Boulder. Prior to joining the University of Colorado in early 2001, Mr. Hatfield was the Chief of the Office of Engineering and Technology at the FCC, and, immediately before that, he was the FCC’s Chief Technologist. He retired from the FCC and government service in December 2000. Following his retirement from government service and while employed on a part-time basis at the University of Colorado, Mr. Hatfield has engaged in independent consulting activities for a range of companies in the telecommunications field. Before joining the FCC in December 1997, he was CEO of Hatfield Associates, Inc., a Boulder, Colorado based multidisciplinary telecommunications consulting firm. Prior to founding Hatfield Associates in 1982, Mr. Hatfield was Deputy Assistant Secretary of Commerce for Communications and Information and Deputy Administrator of the NTIA. Before moving to NTIA, Mr. Hatfield was Chief of the Office of Plans and Policy at the FCC.

Skills Mr. Hatfield brings to our Board include extensive and advanced know-how and understanding of telecommunications technologies and emerging related technological trends, experience with and a vast knowledge of government policy and regulatory trends (particularly with respect to the FCC and NTIA), a broad understanding of and insight into government affairs and activities, strategic direction, and an academic perspective.

Lee W. Hogan

Principal Occupation: Individual Investor

Age: 68

Director Since: 2001

Mr. Hogan was appointed to the Board as a director in March 2001. Mr. Hogan served as President and CEO of SFM Limited from March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. (“Reliant”), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as Vice Chairman and as one of four members of The Office of the CEO, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant’s board of directors. Previously, Mr. Hogan served as CEO of Reliant’s Retail Energy Group, president and CEO of Reliant’s International Business Group (directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant’s Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater Houston Partnership, a business advocacy organization, where he served from 1987 to 1990.

Skills Mr. Hogan brings to our Board include extensive executive experience (including as a CEO), financial and transactional acumen, investment expertise, strategic insight, an understanding of our business and the wireless tower industry, and public company corporate governance knowledge.

Robert F. McKenzie

Principal Occupation: Individual Investor

Age: 69

Director Since: 1995

Mr. McKenzie was elected to the Board as a director in 1995. Since 1995, Mr. McKenzie has helped establish and develop telecommunications and technology companies as an independent investor and director, including Vector ESP, Inc., an information technology services company implementing server-based computing applications; CO Space Inc., a computer server co-location facilities company; Velocom, Inc., a provider of wireless telephone and Internet services in Brazil; and Cordillera Communications Corporation, a mobile communications provider in the U.S., Peru, Ecuador and Chile. He currently serves on the board of directors of privately-held Mobile Pulse, Inc., a company that measures mobile network performance. From 1990 to 1994, Mr. McKenzie was a founder, director and President/COO of OneComm, Inc., a mobile communications provider, which was sold to Nextel in 1994. From 1980 to 1990, he held general management positions with Northern Telecom, Inc. and was responsible for the marketing and support of its Meridian Telephone Systems and Distributed Communications networks to businesses in the Western United States.

Skills Mr. McKenzie brings to our Board include relevant executive experience (including as President/COO of a mobile communications provider), extensive telecommunications technology knowledge, an understanding of our carrier customers and their needs, entrepreneurial and venture development experience, an understanding of our business and the wireless tower industry, and public company corporate governance.

IV.    INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Leadership Structure

Since our initial public offering in 1998, the roles of Chairman of our Board and CEO have been served by two different persons at all times. Notwithstanding the foregoing, our Corporate Governance Guidelines provide that the Board does not maintain a firm policy with respect to the separation of the offices of Chairman and CEO. The Board believes that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or CEO based on the relevant facts and circumstances applicable at such time.

Meetings

During 2012, the Board held six meetings (four regularly scheduled and two special). Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he or she was a director and (2) the total number of meetings of all Board committees (“Committees”) on which he or she served during the period which he or she was a director.

Our Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend our annual meeting of stockholders. All 10 of the directors serving on the Board at the time of our 2012 annual meeting of stockholders held May 24, 2012 (“2012 Annual Meeting”) attended the 2012 Annual Meeting.

The non-management members of the Board generally meet in executive session at each regularly scheduled meeting of the Board (typically four times per year). In addition, the Board meets at least once a year in executive session with only independent directors present. Our Corporate Governance Guidelines provide that if the Chairman of the Board is a non-management director, the Chairman of the Board shall preside at such executive sessions, and if the Chairman of the Board is a member of management, the non-management directors may elect a chairman to preside at such executive sessions.

Board Oversight of Risk

Management is responsible for assessing and managing our various exposures to risk on a day-to-day basis. Our Internal Audit department serves as the primary monitoring and testing function for company-wide policies and procedures, including policies and procedures regarding our risk management strategy. Such strategy includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Board is responsible for overseeing and assessing our risk management strategy. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s four standing Committees, each of which examines various components of risk in connection with its responsibilities. In particular, our Vice President—Internal Audit reports to the Audit Committee, and provides periodic updates (generally quarterly) to the Audit Committee with respect to the Internal Audit department’s activities, including with respect to risk management matters and the audit agenda. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board’s role in risk oversight is consistent with the Board’s current leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its Committees providing oversight in connection with those efforts.

Board Committees

The Board has four standing Committees: Audit Committee, Compensation Committee, NCG Committee and Strategy Committee. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary. A summary of each Committee’s function is set forth below.

•	Audit Committee

Members:  Mr. Garrison (Chair), Mr. Hogan and Mr. McKenzie—all independent directors, as defined under New York Stock Exchange (“NYSE”) listing standards and SEC rules.

Number of Meetings in 2012:  12

Functions and Authority:  The functions and authority of the Audit Committee include:

•	provide oversight of:

•	our financial statements and accounting practices;

•	the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accountants (“Auditors”);

•	the performance of our internal audit function and the Auditors; and

•	our systems of internal controls;

•	select and appoint the Auditors; and

•	review and approve audit and non-audit services to be performed by the Auditors.

Audit Committee Financial Expert:  The Board has determined that the Audit Committee has at least one “audit committee financial expert” pursuant to applicable SEC rules and that Robert E. Garrison II, an independent director, meets the requirements of an audit committee financial expert pursuant to such SEC rules. For information regarding Mr. Garrison’s business experience, see “III. Board of Directors.”

For additional information regarding the Audit Committee, see “VIII. Audit Committee Matters.”

•	Compensation Committee

Members:  Mr. Hogan (Chair), Mr. Fitzgerald and Mr. Garrison—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2012:  5

Functions and Authority:  The functions and authority of the Compensation Committee include:

•	assist the Board with its responsibilities relating to compensation of our executives;

•	develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

•	design, recommend, administer and evaluate our executive compensation plans, policies and programs;

•	administer our incentive compensation and equity-based compensation plans;

•	review and determine the compensation of the CEO and certain other senior officers;

•	review whether our compensation plans, policies and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices; and

•	retain, terminate and approve the fees of any compensation consultants to assist the Compensation Committee with its duties.

Executive Compensation Process and Procedures:  Over the course of several meetings throughout the year, the Compensation Committee annually reviews executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation and other benefits. In performing its duties, the Compensation Committee obtains input, as it deems necessary, from Pay Governance, an independent compensation consultant (“Compensation Consultant”) engaged directly by the Compensation Committee (while the Compensation Consultant is engaged by the Compensation Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Compensation Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Compensation Committee seeks and obtains input from the CEO. The Compensation Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Additional information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation is provided below at “VII. Executive Compensation—Compensation Discussion and Analysis.”

•	Nominating & Corporate Governance Committee

Members:  Ms. Christy (Chair), Mr. Hatfield and Mr. Martin—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2012:  4

Functions and Authority:  The functions and authority of the NCG Committee include:

•	assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each Committee of the Board;

•	review and determine the compensation of the directors of the Board;

•	advise the Board about appropriate composition of the Board and its Committees;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and

•	oversee the periodic evaluation of the Board and its Committees.

Board Compensation Process and Procedures:  The NCG Committee reviews the compensation arrangement for the non-employee directors of the Board on a periodic basis. In the fourth quarter of each of 2011 and 2012, the NCG Committee, with the assistance of the Compensation Consultant, reviewed the Board’s non-employee director compensation arrangement. The NCG Committee reviewed a competitive market analysis prepared by the Compensation Consultant comparing the Board’s compensation arrangement to those of the companies comprising our Peer Group (as defined in “VII. Executive Compensation—Compensation Discussion and Analysis” below) and a sample of public general industry companies (derived from third-party proprietary compensation surveys). Based on the results of the competitive market analysis reviews, (1) in the fourth quarter of 2011, the NCG Committee determined and the Board ratified certain changes to the Committee Chair Retainers (defined below), with all other elements of the non-employee director compensation program remaining unchanged and (2) in the fourth quarter of 2012, the NCG Committee determined and the Board ratified that no changes be made to the compensation program for non-employee directors at such time. The components of the Board compensation arrangement for non-employee directors for 2012 are described below at “—Board Compensation” in this “IV. Information About the Board of Directors.”

Common Stock Ownership Guidelines.  The Board has approved Common Stock ownership guidelines for non-employee directors providing that each of our non-employee directors should hold, by the later of (1) October 16, 2013 or (2) the fifth anniversary of the date such director is appointed to the Board, 11,200 shares of Common Stock (adjusted for splits, stock dividends, spin offs or other relevant changes to our capital structure).

Consideration of Director Nominees:  The NCG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NCG Committee takes into account the entirety of each candidate’s credentials and currently does not maintain any specific minimum qualifications that must be met by an NCG Committee recommended nominee.

While the NCG Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the NCG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. In addition, the NCG Committee considers issues of diversity, including with respect to experience, expertise, viewpoints, skills, race, ethnicity and gender, in connection with the director selection process. The NCG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition, or the NCG Committee’s perception about future issues and needs.

The NCG Committee may consider candidates for the Board from any reasonable source, including from a third party search firm engaged by the NCG Committee or through stockholder recommendations (provided the procedures set forth below in “IX. Other Matters—Stockholder Recommendation of Director Candidates” are followed). The NCG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant experience, the NCG Committee may consider previous experience as a member of the Board.

•	Strategy Committee

Members:  Mr. Hatfield (Chair), Ms. Christy, Mr. Fitzgerald, Mr. Hogan, Mr. Hutcheson, Mr. Kelly and Mr. McKenzie—all independent directors, except Mr. Kelly.

Number of Meetings in 2012:  4

Functions and Authority:  The functions and authority of the Strategy Committee include:

•	support our executive management in developing and overseeing our strategic initiatives;

•	provide management with guidance and oversight on strategy development and execution; and

•	act as an advisor to the Board and management on strategy-related issues and direction.

Board Independence

The Board has affirmatively determined, that each member of the Board, except Mr. Kelly (our former President and CEO and EVC) and Mr. Moreland (our current President and CEO), has no material relationship with us and is an independent director, as defined under NYSE listing standards.

To assist in its determination of director independence, the Board has adopted certain categorical standards, as set forth on Appendix C hereto. The Board determined the independence of the aforementioned independent directors taking into account such standards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2012 or as of the date of this Proxy Statement is or has been one of our officers or employees. In addition, during 2012, none of our executive officers served on the compensation committee (or board, in the absence of a compensation committee) of any company that employed any member of our Compensation Committee or Board.

Certain Relationships and Related Transactions

Review of Transactions with Related Persons.  From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The Board is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the Board considers various aspects of the transaction it deems appropriate, which may include:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	whether such transaction might affect the independent status of a director under NYSE independence standards;

•	the importance of the transaction to the related person and to us; and

•	whether the transaction could impair the judgment of a director or executive officer to act in the best interest of our company.

Any member of the Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.

We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Business Practices and Ethics Policy (“Ethics Policy”) provides that each employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest; the Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute and review a questionnaire to each of our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which he, she or any family member has an interest.

Board Compensation

General.  The Board maintains a compensation arrangement for the non-employee directors of the Board. A director who is also an employee of ours receives no additional compensation for services as a director. For 2012, the Board compensation arrangement was comprised of the following types and levels of compensation:

•

Initial Equity Grant.  Each newly appointed non-employee director is permitted to receive a grant, pursuant to our 2004 Plan, of a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director’s appointment or election (“Initial Equity Grant”). There were no Initial Equity Grants in 2012.

•

Annual Equity Grant.  At the Board’s first regularly scheduled meeting of each year, each non-employee director is typically granted shares of Common Stock. For 2012, the valuation of the Common Stock grant was equal to approximately $125,000 ($200,000 in the case of the Chairman of the Board), priced at the per share closing price of the Common Stock as of the date of such Board meeting (“Annual Equity Grant”).

On February 23, 2012, each non-employee director of the Board, other than David C. Abrams (who resigned from the Board on February 23, 2012) and J. Landis Martin, was granted, pursuant to the 2004 Plan, 2,403 shares of Common Stock (priced at $52.01 per share, the closing price of the Common Stock on February 23, 2012). Mr. Martin received a grant of 3,845 shares of Common Stock for service as non-employee Chairman of the Board (priced at $52.01 per share).

•

Retainers.  Each non-employee director received an annual retainer of $75,000 for 2012 paid quarterly (“Board Retainer”). In addition, for 2012 (1) the chair of the Audit Committee received an additional $20,000 paid quarterly and the chair of the Compensation Committee, NCG Committee and Strategy Committee each received an additional $10,000 paid quarterly (collectively, “Committee Chair Retainer”) and (2) each member of the Audit Committee, other than the chair of the Audit Committee, received an additional $5,000 paid quarterly (“Audit Committee Member Retainer”).

Non-employee directors are also reimbursed for reasonable incidental expenses.

•	Other Compensation. Each non-employee director is eligible to participate, at such director’s election, in our medical and dental plans.

Director Compensation Table for 2012

The following table sets forth the compensation earned by our non-employee directors in 2012:

	Fees Earned or Paid in Cash
	Board Retainer ($)(a)	Committee Chair Retainer ($)(b)	Audit Committee Member Retainer ($)(c)	Total Cash ($)(d)	Stock Awards ($)(e)	Option Awards ($)(f)	All Other Compensation ($)(g)	Total Director Compensation ($)(h)
David C. Abrams	$18,750	$2,500	$1,250	$22,500	$—	—	$—	$22,500
Cindy Christy	75,000	10,000	—	85,000	124,980	—	—	209,980
Ari Q. Fitzgerald	75,000	—	—	75,000	124,980	—	—	199,980
Robert E. Garrison II	75,000	20,000	—	95,000	124,980	—	12,099	232,079
Dale N. Hatfield	75,000	10,000	—	85,000	124,980	—	—	209,980
Lee W. Hogan	75,000	7,500	3,750	86,250	124,980	—	—	211,230
Edward C. Hutcheson, Jr.	75,000	—	—	75,000	124,980	—	11,579	211,559
John P. Kelly	75,000	—	—	75,000	124,980	—	13,714	213,694
J. Landis Martin	75,000	—	—	75,000	199,978	—	—	274,978
Robert F. McKenzie	75,000	—	5,000	80,000	124,980	—	12,099	217,079

(a)	Represents the Board Retainer earned by the non-employee directors in 2012. Mr. Abrams’ annual retainer is less than the customary $75,000 annual retainer due to his resignation from the Board on February 23, 2012.

(b)	Represents the Committee Chair Retainer earned by each Committee chair in 2012. Mr. Abrams served as chair of the Compensation Committee until his resignation from the Board on February 23, 2012, at which time Mr. Hogan was elected chair of the Compensation Committee.

(c)	Represents the Audit Committee Member Retainer earned by members of the Audit Committee, other than the chair of the Audit Committee, in 2012. Mr. Abrams served as a member of the Audit Committee until his resignation from the Board on February 23, 2012, at which time Mr. Hogan was elected to replace him as a member of the Audit Committee.

(d)	Equal to the sum of the Board Retainer, Committee Chair Retainer and Audit Committee Member Retainer earned by the non-employee directors in 2012.

(e)	Represents shares of unrestricted Common Stock granted to the non-employee directors in 2012. The amounts shown are approximately equal to the number of shares granted as the 2012 Annual Equity Grant (3,845 shares for Mr. Martin and 2,403 shares for each other non-employee director except Mr. Abrams, who resigned from the Board on February 23, 2012) multiplied by $52.01, which is the closing price per share of Common Stock on February 23, 2012, the date such grants were approved by the Board.

(f)	Non-employee directors have not been granted stock options since 2002. As of December 31, 2012, no director serving on the Board held any outstanding vested or unvested stock options to purchase shares of Common Stock.

(g)	Represents the portion of the medical and dental premiums paid by us for the non-employee directors in 2012. The director also pays a portion of the medical and dental premiums.

(h)	Equal to the sum of Total Cash, Stock Awards and All Other Compensation for the non-employee directors in 2012.

V.    EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Moreland is set forth above under “III. Board of Directors.”

Name	Age	Position
W. Benjamin Moreland	49	President and Chief Executive Officer
Jay A. Brown	40	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	51	Senior Vice President and Chief Operating Officer
E. Blake Hawk	63	Executive Vice President and General Counsel
Patrick Slowey	56	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	39	Senior Vice President—Corporate Development and Strategy

Jay A. Brown was appointed our SVP, CFO and Treasurer effective July 2008. Mr. Brown was appointed our Treasurer in May 2004 and served as Vice President of Finance from August 2001 until his appointment as our CFO. Prior to that time and since joining us in August of 1999, Mr. Brown served in a number of positions in corporate development and corporate finance. Mr. Brown is a certified public accountant.

James D. Young was appointed our SVP and COO in February 2009. Mr. Young served as our President—Tower Operations from October 2005 until February 2009. Prior to joining us and since 2000, Mr. Young was Region Vice President—Engineering & Operations at Nextel Communications where he oversaw site development, radio frequency engineering and fixed network elements for Nextel’s network in the northeastern United States. From 1997 to 2000, Mr. Young was Vice President, Network/Operations—Florida with Nextel Communications, during which time he oversaw site development, radio frequency and network support for Nextel’s network in Florida.

E. Blake Hawk has been our EVP and General Counsel since February 1999. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (merged into Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. In 1976, Mr. Hawk became licensed in Texas as an attorney and a certified public accountant.

Patrick Slowey was appointed our SVP and Chief Commercial Officer (“CCO”) in February 2012, having previously served as our SVP—Sales & Customer Relations since January 2005. Prior to 2005, Mr. Slowey served as our Vice President—National Sales. Mr. Slowey joined us in 2000 as Vice President—Business Development. Prior to joining us, Mr. Slowey served in various positions in sales and operations at Nextel Communications (now part of Sprint Nextel Corporation) and AT&T Wireless.

Philip M. Kelley was appointed our SVP—Corporate Development and Strategy effective September 2008. Prior to that time and since April 2004, Mr. Kelley served as Managing Director of Crown Castle Australia Pty Ltd (“CCAL”), our 77.6% owned subsidiary that operates our Australia tower portfolio. Prior to that time and since joining us in April 1997, Mr. Kelley served in a number of positions in corporate development and corporate finance, including Vice President—International from 2001 until his appointment as Managing Director of CCAL.

VI.    SECURITY OWNERSHIP

Management Ownership

The table below shows the beneficial ownership as of March 25, 2013 of our Common Stock held by each of the directors, nominees for director, executive officers named in the Summary Compensation Table below (see “VII. Executive Compensation—Summary Compensation Table”) and all current directors and executive officers as a group. This table also gives effect to shares of Common Stock that may be acquired pursuant to options, warrants or other convertible securities within 60 days after March 25, 2013.

	Shares Beneficially Owned
Executive Officers and Directors(a)	Number(b)		Percent(c)
Jay A. Brown	263,578	(d)	*	%
Cindy Christy	16,495		*
Ari Q. Fitzgerald	22,320	(e)	*
Robert E. Garrison II	32,241	(f)	*
Dale N. Hatfield	21,628		*
E. Blake Hawk	403,420	(g)	*
Lee W. Hogan	41,520		*
Edward C. Hutcheson, Jr.	55,153		*
John P. Kelly	802,734	(h)	*
J. Landis Martin	52,941		*
Robert F. McKenzie	25,175		*
W. Benjamin Moreland	788,537	(i)	*
Patrick Slowey	96,226	(j)	*
James D. Young	309,836	(k)	*
Current directors and executive officers as a group (15 persons total)	3,095,076	(l)	1.054%

*	Less than 1%

(a)	Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.

(b)	As used in this Proxy Statement the following defined terms have the meanings set forth below:

•

Each of “2012 Time Vested RSAs”, “2012 Performance RSAs”, “Time Vested RSAs”, “Performance RSAs” and “Annual RSAs” has the meaning as described in “VII. Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs.”

•

“2010 Time Vested RSAs”, “2011 Time Vested RSAs”, and “2013 Time Vested RSAs” refer to certain Time Vested RSAs granted to executives and certain other key employees as a component of Annual RSAs in the first quarter of 2010, 2011 and 2013, respectively.

•

“2010 Performance RSAs”, “2011 Performance RSAs”, and “2013 Performance RSAs” refer to certain Performance RSAs granted to executives and certain other key employees as a component of Annual RSAs in the first quarter of 2010, 2011 and 2013, respectively.

(c)	Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 25, 2013.

(d)	Includes (1) 2011 Time Vested RSAs for 3,572 shares, (2) 2011 Performance RSAs for 32,800 shares, (3) 2012 Time Vested RSAs for 6,910 shares, (4) 2012 Performance RSAs for 37,745 shares, (5) 2013 time Vested RSAs for 10,093 shares, (6) 2013 Performance RSAs for 43,938 shares, (7) 7,965 shares of Common Stock held in a 401(k) account and (8) 2,000 shares of Common Stock owned by Mr. Brown’s spouse, with respect to which Mr. Brown may be deemed to have shared voting and investment power.

(e)	Represents 22,320 shares of Common Stock held on behalf of Hogan Lovells. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan Lovells.

(f)	Includes 2,000 shares of Common Stock owned by Mr. Garrison’s spouse, with respect to which Mr. Garrison may be deemed to have shared voting and investment power. Mr. Garrison’s shares are held in a margin account (together with other securities).

(g)	Includes (1) 2011 Time Vested RSAs for 2,264 shares, (2) 2011 Performance RSAs for 20,788 shares, (3) 2012 Time Vested RSAs for 4,252 shares, (4) 2012 Performance RSAs for 23,223 shares, (5) 2013 Time Vested RSAs for 6,785 shares, (6) 2013 Performance RSAs for 29,535 shares and (7) 365 shares of Common Stock held in a 401(k) account.

(h)	Includes 405 shares of Common Stock held in a 401(k) account.

(i)	Includes (1) 2011 Time Vested RSAs for 9,452 shares, (2) 2011 Performance RSAs for 86,806 shares, (3) 2012 Time Vested RSAs for 16,982 shares, (4) 2012 Performance RSAs for 92,758 shares, (5) 2013 Time Vested RSAs for 25,156 shares, (6) 2013 Performance RSAs for 109,510 shares and (7) 368,946 shares of Common Stock held in a margin account (together with other securities) with no extension of credit outstanding as of March 25, 2013.

(j)	Includes (1) 2011 Time Vested RSAs for 2,223 shares, (2) 2011 Performance RSAs for 20,416 shares, (3) 2012 Time Vested RSAs for 3,994 shares, (4) 2012 Performance RSAs for 21,816 shares, (5) 2013 Time Vested RSAs for 4,977 shares, (6) 2013 Performance RSAs for 21,666 shares and (7) 328 shares held by Mr. Slowey’s daughter. Mr. Slowey disclaims beneficial ownership of the shares held by his daughter.

(k)	Includes (1) 2011 Time Vested RSAs for 3,553 shares, (2) 2011 Performance RSAs for 32,624 shares, (3) 2012 Time Vested RSAs for 6,874 shares, (4) 2012 Performance RSAs for 37,543 shares, (5) 2013 Time Vested RSAs for 10,042 shares and (6) 2013 Performance RSAs for 43,715 shares.

(l)	Includes (1) 2011 Time Vested RSAs for 22,919 shares, (2) 2011 Performance RSAs for 210,469 shares, (3) 2012 Time Vested RSAs for 42,269 shares, (4) 2012 Performance RSAs for 230,875 shares, (5) 2013 Time Vested RSAs for 60,902 shares, (6) 2013 Performance RSAs for 265,118 shares and (7) 8,977 shares of Common Stock held in 401(k) accounts.

Other Security Ownership

The following is a tabulation as of March 25, 2013 of our stockholders who own beneficially in excess of 5% of our Common Stock.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent(a)
T. Rowe Price Associates, Inc.(b)	30,982,618	10.546%
100 E. Pratt Street Baltimore, MD 21202

Capital Research Global Investors(c)	23,425,828	7.974%
333 South Hope Street Los Angeles, CA 90071

Janus Capital Management LLC(d)	19,368,474	6.593%
151 Detroit Street Denver, CO 80206

The Growth Fund of America, Inc.(e)	18,637,630	6.344%
333 South Hope Street Los Angeles, CA 90071

BlackRock, Inc.(f)	16,646,630	5.667%
40 East 52nd Street New York, NY 10022

(a)	Pursuant to SEC rules, Common Stock percentages shown are based on the number of outstanding shares of Common Stock as of March 25, 2013.

(b)	Based on an amendment to Schedule 13G filed with the SEC on February 8, 2013, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 9,282,359 of such shares and sole dispositive power over 30,982,618 of such shares of Common Stock. Price Associates has advised us that these securities are owned by various individual and institutional investors with respect to which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(c)	Based on an amendment to Schedule 13G filed with the SEC on February 12, 2013, Capital Research Global Investors (“CapRe”) has sole voting power and sole dispositive power over all 23,425,828 of such shares of Common Stock. The Schedule 13G notes that CapRe is deemed to be the beneficial owner of such shares as a result of Capital Research and Management Company (“CRMC”) acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CapRe has advised us that CRMC manages equity assets for various investment companies through two divisions, CapRe and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities, and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.

(d)

Based on an amendment to Schedule 13G filed with the SEC on February 14, 2013, Janus Capital Management LLC (“Janus Capital”) reports (i) sole voting power and sole dispositive power with respect to 14,336,581 of such shares and (ii) shared voting and shared dispositive power with respect to 5,031,893 of such shares. The Schedule 13G amendment states that Janus Capital has a direct 95.67% ownership stake in INTECH Investment Management (“INTECH”) and a direct 77.8% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to such ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of the Schedule 13G. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 14,336,581 shares of Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of

5,031,893 of the shares of Common Stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

(e)	Based on a Schedule 13G filed with the SEC on February 13, 2013, the Growth Fund of America, Inc. (“Growth Fund”) reports (i) sole voting and sole dispositive power with respect to none of such shares and (ii) shared voting power and shared dispositive power with respect to none of such shares. The Schedule 13G states that, under certain circumstances, Growth Fund may vote the shares of the fund and that these shares may also be reflected in a filing made by CapRe and/or Capital World Investors. The Schedule 13G also states that Growth Fund, which is an investment company registered under the Investment Company Act of 1940 and which is advised by CRMC, is the beneficial owner of 18,637,630 shares of Common Stock. CRMC manages equity assets for various investment companies through two divisions, CapRe and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities, and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.

(f)	Based on a Schedule 13G filed with the SEC on January 30, 2013, BlackRock, Inc. reports sole voting power and sole dispositive power with respect to all 16,646,630 of such shares.

VII.    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) is a summary of our compensation arrangements for our NEOs (defined below) and contains certain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of the CD&A and should not be construed to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.

Throughout this Proxy Statement, the individuals who served as our CEO and CFO during 2012, as well as the other named executive officers included in the table below at “—Summary Compensation Table” in this “VII. Executive Compensation” are referred to as “NEOs.”

2012 Executive Summary

Rewarding improvements in our operating results and the creation of stockholder value are key characteristics of our compensation philosophy, which serves as the framework for our executive compensation program. In order to align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation elements that provide “pay-for-performance,” rewarding our executives for improvements in our results of operations and growth in the value of our Common Stock.

To emphasize the importance of “pay-for-performance” in our executive compensation philosophy and our culture, our incentive compensation elements are linked directly to specific performance measures.

The short-term incentive element of our executive compensation program rewards our executives, generally pursuant to annual incentive awards (“AIs”), for improvements in one or more financial performance measures and key individual performance objectives specific to each executive. For 2012, as a result of generally exceeding the financial performance measures and individual performance objectives, the AIs awarded pursuant to our 2012 Executive Management Team Annual Incentive Plan resulted in AI compensation above target. Details regarding AI compensation for our executives as short-term incentives are provided at “—Elements of Executive Compensation and Benefits—Short-Term Incentives” in this CD&A.

In recent years, including 2012, pursuant to the long-term incentive element of our executive compensation program, our executives have been granted restricted stock awards (“RSAs”), 35% of which have terms pursuant to which the transfer and forfeiture restrictions terminate (i.e., “vest”) based on the passage of time over a three-year period and the remaining 65% percent of which may performance vest based upon the attainment of Common Stock price appreciation hurdles over a three-year period. For the 2012 long-term incentive grant, the performance vesting component of the RSAs may vest at different levels based upon the attainment of Common Stock price appreciation hurdles along a per share price range continuum ranging from $60.21 to $79.10. Details regarding RSAs awarded to our executives as long-term incentives are provided at “—Elements of Executive Compensation and Benefits—Long-Term Incentives” in this CD&A.

We have adopted stock ownership guidelines which require our executives to own a certain number of shares of our Common Stock, which may include shares of Common Stock resulting from the vesting of RSAs previously granted to the executive. See “—Other Matters—Stock Ownership Guidelines” in this CD&A for additional details regarding the stock ownership guidelines.

Other notable highlights of our executive compensation program include:

•	The Compensation Committee (for purposes of this CD&A, “Committee”) consists of independent directors and regularly meets in executive session without management present.

•	The Committee has engaged an independent Compensation Consultant and annually assesses the Compensation Consultant’s performance.

•	The Committee reviews each executive’s annual and historical compensation prior to making compensation decisions.

•	We mitigate potential risk associated with compensation through the use of caps on potential incentive payments, stock ownership guidelines, and multiple performance metrics.

•	We offer no employment agreements with executives.

•

We offer severance agreements with executives which, in the case of a change in control, require both a qualified change in control and termination of the executive for severance and other benefits to be paid.

•	We offer no perquisites or health and welfare benefits to executives other than those that are offered to all of our employees.

•	We target total direct compensation levels for executives at approximately the 50th percentile of market.

At the 2012 Annual Meeting, we submitted our executive compensation program to an advisory stockholder vote. The stockholders overwhelmingly approved our executive compensation program, with 98.29% voting in favor of the proposal (based upon the voting power represented by shares of Common Stock present at the 2012 Annual Meeting and entitled to vote on such matter). The Committee has interpreted this vote to mean that our stockholders are supportive of our executive compensation philosophy and program and thus did not approve any significant changes to the 2013 executive compensation program in response to this vote.

Executive Compensation Program Overview

Our executive compensation program is established as a component of our total rewards program. Our total rewards program includes:

•	Compensation:
•	base salary
•	short-term incentives
•	long-term incentives
•	Health and welfare benefits:
•	401(k) plan
•	medical, dental and vision benefits
•	life insurance benefits
•	vacation
•	Learning and development:
•	training
•	succession planning
•	performance management
•	career development

Our executive total rewards strategy is to provide a competitive mix of total rewards that enables us to effectively recruit, motivate and retain high-performing executives. With respect to the portion of total rewards for our executives that takes the form of compensation, it has been our strategy that a majority of such compensation should be variable, at risk and paid based on our results of operations and the growth in the value of our Common Stock, in order to align our executives’ interests with those of our stockholders.

The Committee is primarily responsible for evaluating and determining the compensation levels of our senior officers (namely, our CEO and the executive officers who report directly to our CEO) and administers our equity-based and other compensatory plans. The Board further reviews the actions of the Committee relating to the compensation of the CEO and certain senior officers. Where this CD&A contains language indicating that the Committee has approved or taken action with respect to a matter, such language is also intended to indicate that the Board has approved or taken any action required of it with respect to such matter.

In performing its duties, the Committee obtains input, as it deems necessary, from the Compensation Consultant, which is engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Management, including members of our human resources department and our CEO, assists with the coordination, preparation and review of Committee meeting materials.

Executive Compensation Program Objectives

General

The principal objectives of our executive compensation program are to:

•	provide a fair and competitive mix of compensation opportunities to attract, motivate and retain qualified, skilled and high-performing executives necessary for our long-term success;

•

reward our executives by utilizing a pay-for-performance approach to compensation—an approach that creates meaningful links between financial and operational performance, individual performance and the level of the executive’s compensation;

•	motivate executives to make sound business decisions that improve stockholder value and reward such decisions;

•	balance the components of compensation so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized;

•	encourage achievement of objectives by our executives within a team environment; and

•	foster an equity ownership culture that aligns our executives’ interests with those of our stockholders.

The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.

Competitive Market Analysis

The Committee determines the levels for base salary, short-term incentives and long-term incentives by engaging in a competitive market analysis with respect to each of these compensation elements for each executive position against the competitive market gauges described below on an annual basis (“Competitive Market Analysis”). The Committee usually begins this Competitive Market Analysis in the third quarter of the year prior to the year in which the compensation decisions are made, which typically occurs at the first regularly scheduled Committee meeting of each year (usually held in February) (“First Regular Committee Meeting”). Market data used in the Committee’s Competitive Market Analysis includes the following:

•

Peer Group Data.  Each year the Committee considers public companies in the wireless infrastructure and telecommunications industries and selects 10 to 20 of such companies to comprise a peer group (“Peer Group”) with respect to which compensation data is obtained and reviewed by the Committee. While some of the companies within the Peer Group may change from year to year, for consistency, the same Peer Group is used in our Competitive Market Analysis for all elements of compensation in a given year. The Peer Group companies used in the Competitive Market Analysis for gauging the executives’ 2012 compensation were:

• American Tower Corporation	• NetApp, Inc.
• Ciena Corporation	• NII Holdings, Inc.
• Clearwire Corporation	• Polycom, Inc.
• Frontier Communications Corporation	• SBA Communications Corporation
• Juniper Networks, Inc.	• Tellabs, Inc.
• Lamar Advertising Company	• tw telecom inc.
• Leap Wireless International, Inc.	• Windstream Corporation
• MetroPCS Communications, Inc.

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General Industry Market Data.  A sample of general industry market data from third-party proprietary compensation surveys, primarily from Towers Watson, as analyzed by the Compensation Consultant (including regression analysis), is obtained and reviewed by the Committee. This market data is comprised of data regarding elements and levels of executive compensation relating to general industry companies that have participated in the surveys. The Committee utilizes this data since we do not recruit executives exclusively from the telecommunications industry (e.g., a financial executive with cross-industry skills may be recruited from another industry).

In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data regarding best practices and compensation plan design from other sources as requested by the Committee. The market data described above is used by the Committee in the Competitive Market Analysis to make decisions regarding executive compensation. No single group, survey or set of market data is used by the Committee as the sole gauge for determining executive compensation; rather, the information is used collectively, and no formulaic quantitative methodology is used by the Committee when using such data to determine executive compensation.

Assessment of Individual and Company Performance

In addition to market data, the Committee considers other factors in connection with its decision-making process relating to the various components of compensation. These other factors may include the level of our financial performance, the applicable executive’s individual performance, the executive’s level of experience, the size of year-over-year changes in compensation and the duties and level of a particular executive position. These measures are discussed in more detail below.

Total Compensation Review

Through the Competitive Market Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews a year-over-year change in compensation analysis for each NEO against the market data for year-over-year changes. These analyses are an important aspect of the Committee’s annual executive compensation decision-making process.

Elements of Executive Compensation and Benefits

General

The principal elements of compensation and benefits provided to our executives, each of which is discussed in more detail below, include the following:

•	base salary;
•	short-term incentive compensation;
•	long-term incentive compensation;
•	severance benefits; and
•	other benefits, including retirement benefits and health and welfare benefits.

The distribution of compensation among the various components is driven by our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on variable components for the more senior executives who have greater responsibility for the business. The practice of emphasizing variable compensation suits our objectives of linking pay to performance and aligning executives’ interests with those of our stockholders. The following table shows the approximate allocation of actual base salary, AIs and RSAs for 2012 (as shown in “—Summary Compensation Table” in this “VII. Executive Compensation”) among fixed, short-term variable and long-term variable compensation for our NEOs:

Executive	Title	Year	Fixed (Base Salary)	Short-Term Variable (AI’s)	Long-Term Variable (RSAs)
W. Benjamin Moreland	President & CEO	2012	12%	21%	67%
Jay A. Brown	SVP, CFO & Treasurer	2012	18%	21%	61%
James D. Young	SVP & COO	2012	18%	21%	61%
E. Blake Hawk	EVP & General Counsel	2012	23%	24%	53%
Patrick Slowey	SVP & CCO	2012	21%	26%	53%

The distribution of compensation among the fixed element of base salary (paid in cash) and the variable elements of AIs (paid in cash) and RSAs (paid in equity) is primarily influenced by (1) our objective to utilize a pay-for-performance approach to compensation, which places a majority of each executive’s variable compensation at risk based on the achievement of certain performance objectives, (2) the Competitive Market Analysis and (3) the Committee’s desire to balance short-term and long-term goals.

As noted above, in lieu of targeting each compensation element at a specified percentile of market, the Committee seeks to target total direct compensation for our executives at approximately the 50th percentile of market (“50th Percentile Target Total Direct Compensation Philosophy”), while continuing to provide our executives with the opportunity to earn actual total direct compensation above the 50th percentile should our performance exceed predetermined criteria and below the 50th percentile of market should our performance fall short of such criteria. The Committee believes that targeting these levels of compensation helps to meet our overall total rewards strategy and executive compensation objectives and supports our long-term success.

Base Salary

Base salary is one of the main components of cash compensation for our executives. We choose to provide base salary compensation because it fits into our overall compensation objectives by providing a base for attracting and retaining executives and establishing a minimum level of compensation upon which our executives may rely. In addition to providing a base salary that is competitive with the market, we target base salary compensation to align each position’s base salary level so that it reflects such position’s scope and level of responsibility. As described above, each year we conduct a Competitive Market Analysis for each executive position, based on the unique responsibilities of each position.

The Committee bases its decisions regarding annual base salary adjustments on multiple factors, including the following:

•	the performance of the executive, including such executive’s contribution, accountability and experience;
•	the annual cost of labor adjustment as provided in various proprietary surveys; and
•	the executive’s existing base salary as compared to the Competitive Market Analysis.

The Committee reviews proposals made by the CEO with regard to base salary adjustments for executives other than himself, and then either approves or amends these base salary adjustments. The Committee independently reviews the performance of the CEO and determines and approves an appropriate base salary. For 2012, Messrs. Moreland, Brown, Young, Hawk and Slowey each received an annual increase to base salary of 3.0%.

Short-Term Incentives

The short-term incentive component of compensation represents a significant portion of the overall cash compensation for our executives. Short-term incentives are a variable element of compensation that are generally directly linked to specific short-term financial, operational and individual performance objectives.

Our short-term incentives are generally “at risk,” meaning they are earned based upon meeting certain performance goals, and increase or decrease in value based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following objectives for developing the overall framework of the short-term incentive program. The program should:

•	be performance-based;
•	promote a short-term perspective among executives to complement the long-term perspective promoted by the long-term incentive program, while avoiding excessive risk;
•	be competitive with the market;
•	motivate executives by providing the appropriate rewards for individual and corporate performance based on our goals and objectives;
•	focus business unit executives on maximizing results of their operating segments, while reinforcing the importance of company-wide teamwork;
•	link the financial measures with stockholder expectations; and
•	link the financial and non-financial measures with the individual performance of the executives.

AI Awards

To achieve the foregoing objectives, our short-term incentives for executives are generally comprised of performance-based AI’s paid in accordance with an annually approved Executive Management Team Annual Incentive Plan (“AI Plan”). The AI Plan is a cash based, short-term incentive award program that provides executives with the opportunity to earn an annual cash incentive if certain annual performance goals are achieved. Performance goals are established based on the annual expectations for our business and are meant to be challenging yet achievable. The Compensation Consultant has reviewed the performance goals and has noted that the performance goals represent reasonable growth over both prior year goals and prior year actual results. The performance period covered by the AI Plan is from January 1 to December 31 (“AI Plan Year End”) of the applicable calendar year.

AI Plan Award Opportunity. Under the AI Plan, each executive has minimum, threshold, target and maximum AI award opportunities that are aligned with minimum, threshold, target and maximum performance outcomes for which incremental increases in performance outcomes result in incremental increases in the AI Plan awards.

Each corporate and business unit operating executive (i.e., those with direct profit and loss or overall financial responsibilities) is eligible to earn between 0% and 175% of such executive’s target opportunity under the AI Plan. Each functional executive (i.e., those with indirect profit and loss responsibilities) is eligible to earn between 0% and 150% of such executive’s target opportunity. To mitigate excessive risk, AI awards are capped at the maximum payout opportunity even if actual performance exceeds the maximum performance goal. These percentages were selected by the Committee at the time the plan was designed after consultation with, and a review of information provided by, the Compensation Consultant, were based on relevant market data discussed above and were considered in the review of total compensation previously discussed. The following table lists the 2012 AI award opportunities and actual awards as a percentage of base salary for each of the NEOs.

		Percentage of Base Salary
Name	Title	Minimum	Threshold	Target	Maximum	Actual
W. Benjamin Moreland	President & CEO	0.0%	50.0%	100.0%	175.0%	162.5%
Jay A. Brown	SVP, CFO & Treasurer	0.0%	37.5%	75.0%	131.25%	121.0%
James D. Young	SVP, COO	0.0%	37.5%	75.0%	131.25%	121.0%
E. Blake Hawk	EVP & General Counsel	0.0%	37.5%	75.0%	112.5%	105.2%
Patrick Slowey	SVP & CCO	0.0%	37.5%	75.0%	131.25%	125.2%

AI Performance Goals. For 2012, as in other recent years, there were two categories of performance goals under the AI Plan: (1) corporate/business unit performance goals and (2) individual performance goals:

•	Corporate/Business Unit Performance Goals. The 2012 corporate/business unit performance goals for our executive officers included the following:

•	Corporate Adjusted EBITDA[1]
•	Corporate Adjusted Funds From Operations[2] (“AFFO”) per Share
•	Business Unit Net New Sales

All of the performance goals were approved by the Committee. For each executive, one or more financial performance measures with equal or different weightings may be used within this category; the measures and weights assigned to each executive generally reflect those measures with respect to which the executive has the greatest exposure and ability to influence. For 2012, as in other recent years, the type and level of corporate/business unit performance goals are primarily based on the Board approved financial budget and the guidance provided to investors for the applicable calendar year, with “target” goals representing the Board approved budget amounts.

[1]	We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.

[2]	We define Adjusted Funds From Operations as Funds From Operations (defined below) before straight-line revenue, straight-line expense, stock-based compensation expense, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts, and interest rate swaps, other (income) and expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, asset write-down charges and less capital improvement capital expenditures and corporate capital expenditures. We define Funds From Operations as net income plus adjusted tax provision plus real estate depreciation, amortization and accretion.

The following table lists the 2012 corporate/business unit performance goals used in connection with determining the NEOs’ 2012 AI awards (with respect to the position held by the NEO as of December 31, 2012).

Corporate/Business Unit Performance Goals					Actual Multiple of Target
	Annual Incentive Financial Performance Zone				Operating Executive	Functional Executive
	Threshold	Target	Maximum	Actual
Corporate Adjusted EBITDA	$1,331,325,000	$1,372,500,000	$1,509,750,000	$1,543,802,352	1.75	1.50
Corporate AFFO per Share	$2.612	$2.779	$3.335	$3.071	1.39	1.26
Business Unit Net New Sales	$29,447,641	$32,719,601	$35,991,561	$73,961,418	1.75	—

•

Individual Performance Goals. Individual performance goals are generally based on the key individual goals approved by the Committee for the CEO and by the CEO for other executive officers, pursuant to our annual performance management system (our system for documenting and measuring the individual performance of our employees on an annual basis). These goals may include additional financial, operational or qualitative measures for a specific executive and are generally based on the prospective business environment considerations for the upcoming year. The minimum, threshold, target and maximum individual performance assessments are based on how well the executive meets the goals established. While the assessment of how well individual performance goals are met is less objective than for the financial measures, the following categories are used to assess individual performance:

•	Exceeds Expectations
•	Meets Plus Expectations
•	Meets Expectations
•	Meets Most Expectations
•	Does Not Meet Expectations

The performance goals weightings for each NEO for 2012 (with respect to the position held by the NEO as of December 31 of each such year) were as follows:

		2012 Performance Goal Weightings
Name	Title	Corporate Adjusted EBITDA	Corporate AFFO per Share	Business Unit Net New Sales	Individual	Total
W. Benjamin Moreland	President & CEO	40%	35%	—	25%[3]	100%
Jay Brown	SVP, CFO & Treasurer	40%	35%	—	25%[4]	100%
James D. Young	SVP & COO	40%	35%	—	25%[5]	100%
E. Blake Hawk	EVP & General Counsel	30%	20%	—	50%[6]	100%
Patrick Slowey	SVP & CCO	20%	20%	40%	20%[7]	100%

We believe this approach to determining financial and individual goals provides appropriate balance and oversight to our goal-setting process.

Following AI Plan Year End, an individual performance rating is (1) determined and approved by the Committee for the CEO and (2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives, based on their performance with respect to the individual performance goals established at the beginning of the year. An individual payout multiple is then determined based on the individual performance ratings alignment with minimum, threshold, target and maximum payout multiples as follows (the Committee and CEO may use positive or negative discretion regarding the exact payout multiples relative to the individual performance ratings):

•

Exceeds Expectations: A corporate and business unit operating executive may earn an individual performance payout multiple of 131% to 175%, and a functional executive may earn a payout multiple of 131% to 150%.

[3]	For Mr. Moreland, the 2012 individual performance goals include (1) ensure balance sheet flexibility is maintained, while optimizing financial outcome for stockholders; (2) maintain succession plans; (3) assess strategic opportunities and communicate and make recommendations to the Board as appropriate; (4) transition executive target total direct compensation levels toward market median; and (5) ensure NextG acquisition is properly integrated and staffed. The Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Moreland’s 2012 individual performance goals.

[4]	For Mr. Brown, the 2012 individual performance goals include (1) ensure timely and accurate compliance with respect to SEC financial reporting and debt reporting requirements; (2) ensure appropriate long-term flexibility of the balance sheet is maintained while optimizing financial outcomes for stockholders; (3) provide internal financial acumen training and development and quarterly reviews of financial results; (4) maintain succession plans; (5) ensure effective management of investor relations; and (6) seek to maximize outcomes regarding DAS and discretionary capital allocations. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Brown’s 2012 individual performance goals.

[5]	For Mr. Young, the 2012 individual performance goals include (1) meet or exceed 2012 business plan budget; (2) properly manage integration of NextG regarding DAS objectives; (3) lead effective cross-functional operational relationships to continue to drive consistency and efficiencies; and (4) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Young’s 2012 individual performance goals.

[6]	For Mr. Hawk, the 2012 individual performance goals include (1) continue to ensure timely and accurate compliance with respect to taxes, corporate maintenance and governance, litigation, securitization, employment and regulatory reporting requirements; (2) continue mitigating tax, legal and regulatory exposure through enhanced planning; (3) provide timely and accurate tax, legal and regulatory support to internal customers; (4) maintain legal team structure with respect to NextG integration, DAS and other services; and (5) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Hawk’s 2012 individual performance goals.

[7]	For Mr. Slowey, the 2012 individual performance goals include (1) identify and maximize tower leasing opportunities; (2) enhance internal relationships to identify and execute installation services, new tower builds, new DAS builds and rooftop opportunities; (3) develop and maintain strong customer relationships; (4) continue to refine and improve proprietary leasing demand forecasting model; and (5) maintain succession plans. Mr. Moreland proposed and the Committee approved an “Exceeds Expectations” performance rating with respect to Mr. Slowey’s 2012 individual performance goals.

•	Meets Plus Expectations: An executive may earn an individual performance payout multiple of 111% to 130%.

•	Meets Expectations: An executive may earn an individual performance payout multiple of 90% to 110%.

•	Meets Most Expectations: An executive may earn an individual performance payout multiple of 50% to 89%.

•	Does Not Meet Expectations: An executive will not earn an individual performance component of the AI payment with respect to such executive’s AI calculation.

There are also two additional performance requirements for an AI Plan award:

•	A minimum financial performance level of 95% of budgeted Corporate Adjusted EBITDA must be achieved for any executive to be eligible for an AI Plan award; and

•

The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“404 Assessment”). Receipt of a 404 Assessment with a material weakness, significant deficiency or other material internal control issues may result in a reduction or elimination of the AI Plan awards for the responsible executives and potentially all of the executives.

For 2012, the NEOs received an AI award based on the following total payout multiples of target, all of which fall within the payout multiple parameters described above:

Name	Title	Corporate/Business Unit Performance Goals	Individual Performance Goals	Total
W. Benjamin Moreland	President & CEO	158%	175%	163%
Jay A. Brown	SVP, CFO & Treasurer	158%	170%	161%
James D. Young	SVP & COO	158%	170%	161%
E. Blake Hawk	EVP & General Counsel	140%	140%	140%
Patrick Slowey	SVP & CCO	166%	170%	167%

Additional details regarding the AI Plan awards for the NEOs are provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2012” in this “VII. Executive Compensation.”

Long-Term Incentives

The objectives of our long-term incentive program are to:

•	align a significant portion of our executives’ compensation to growth in stockholder value;

•	provide a means for our executives to accumulate shares of Common Stock in order to foster an “ownership culture”; and

•	serve as a retention device for our executives.

The long-term incentive component represents the largest portion of the overall value of the total compensation program for our executives. With respect to the long-term incentives for recent years, including 2012, the Committee, with the assistance of our Compensation Consultant, assessed the economic climate, executive compensation market data and our business needs and determined that a mix of performance-contingent equity and time vesting equity would be appropriate to meet our executive long-term incentive program objectives. In order to accomplish its overall objectives, the Committee identified the following factors for developing the framework of the long-term incentive program. The program should:

•	balance “at risk” performance-based vesting with the stability of time-based vesting;

•	promote a long-term perspective among executives to complement the short-term perspective promoted by the AI awards;

•	promote an ownership culture by facilitating the accumulation and retention of shares of Common Stock;

•	support the growth in stockholder value;

•	be efficient from a tax and stockholder dilution perspective;

•	serve as a retention device;

•	be cash efficient by emphasizing the use of Common Stock;

•	provide stability to our overall compensation program.

Although our 2004 Plan (approved by our stockholders on May 26, 2004) permits the use of various types of equity compensation vehicles, the Committee believes the use primarily of a mix of performance-contingent vesting and time vesting RSAs best meets the objectives outlined above. The Committee utilizes RSAs in various forms to meet these objectives.

RSAs

There are three general categories of RSAs which the Committee has granted to executives in recent years, which generally have the vesting attributes noted below:

•

Annual RSAs (“Annual RSAs”) are generally awarded once per calendar year as part of delivering a competitive total compensation package to executives. The Annual RSAs granted to executives have been comprised of a combination of (1) RSAs that vest upon the satisfaction of certain Common Stock performance criteria for a certain period of time (“Performance Criteria”) along with potentially a time vesting component (“Performance RSAs”) and (2) RSAs vesting solely pursuant to a time-based vesting criteria (“Time Vested RSAs”). Annual RSAs granted to non-executive employees are typically Time Vested RSAs.

•	New hire RSAs (“New Hire RSAs”) are Time Vested RSAs[8] awarded to certain newly hired executives based on the position and role into which they are hired.

•	Promotion RSAs (“Promotion RSAs”) are Performance RSAs or Time Vested RSAs[8] awarded to certain executives in recognition of a promotion to a new position or role.

Annual RSAs are generally approved by the Committee at the First Regular Committee Meeting of the year. The Committee reviews and approves the executive RSA program summary, which summarizes the parameters of the Annual RSAs, New Hire RSAs and Promotion RSAs for grant to executives in the current fiscal year pursuant to our 2004 Plan. No New Hire RSAs have been granted to any NEO since 2005, and no Promotion RSAs have been granted to any NEO since 2008.

In addition to the foregoing, other RSAs (“Other RSAs”) may be awarded to certain executives in a given year to meet specific business initiatives or compensation objectives (e.g., retention, merger integration, etc.) or to recognize certain executives for exceptional performance. No Other RSAs have been granted to the NEOs since 2007.

[8]	New Hire RSAs and Promotion RSAs with time vesting typically vest equally over three years.

2012 Annual RSAs. To support the pay-for-performance approach and maintain a significant portion of the executives’ compensation at risk, in the first quarter of 2012, the Committee authorized, as 2012 Annual RSAs, the grant to the NEOs and certain other key employees of a combination of (1) Time Vested RSAs which time vest at 33.33%, 33.33% and 33.34%, respectively, on February 19 of each of 2013, 2014 and 2015 (“2012 Time Vested RSAs”) and (2) Performance RSAs which may performance vest pursuant to a time and Performance Criteria over a three year performance period as further described below (“2012 Performance RSAs”). With respect to the 2012 Annual RSAs granted to the NEOs, the grant value mix between 2012 Time Vested RSAs and 2012 Performance RSAs is approximately 35% and 65%9, respectively, of the combined total grant value for each NEO (“Grant Value”). In connection with the 2012 Annual RSAs, the Committee authorized the grant of 2012 Time Vested RSAs for approximately 385,477 shares to 491 employees and 2012 Performance RSAs for 449,665 shares10 to 26 employees, including 2012 Time Vested RSAs for 58,516 shares to the NEOs and 2012 Performance RSAs for 213,085 shares10 to the NEOs.

As to the time and Performance Criteria for the 2012 Performance RSAs, a percentage of the 2012 Performance RSAs (from 50% to 150% of the Target Shares (defined below)) may cliff vest on February 19, 2015 (“2012 Performance Period Date”) based upon the highest average closing price per share of Common Stock for 20 consecutive trading days during the last 180 days of the performance period (“Highest Average Price”) achieving a price appreciation hurdle along a per share price range continuum consisting of a Minimum Price, a Target Price and a Maximum Price. The number of “Target Shares” for each NEO is equal to the applicable Target Level divided by $39.7911. The “Minimum Shares” represent 50% of the Target Shares, and the “Maximum Shares” represent 150% of the Target Shares. The Minimum Price, Target Price and Maximum Price hurdles were determined by applying a compound annual growth rate of 5%, 10% and 15% to the Base Price as follows:

Performance Level	Price Appreciation Hurdle Formula	Price Appreciation Hurdle
Minimum	Base Price[12] ($52.01) x 1.05^3	$60.21
Target	Base Price ($52.01) x 1.10^3	$69.23
Maximum	Base Price ($52.01) x 1.15^3	$79.10

[9]	With respect to the 2012 Performance RSAs, the 65% of Grant Value represents the target level of such award for each NEO (“Target Level”).

[10]	The number of shares subject to 2012 Performance RSAs is the maximum number of shares that will vest upon the Maximum Price performance criteria being satisfied.

[11]	Calculated as the Base Price (defined below) of $52.01 per share, adjusted for an ASC 718 valuation ratio provided by the Compensation Consultant.

[12]	The “Base Price” is equal to the closing Common Stock price per share on February 23, 2012, the date of grant.

If the Highest Average Price achieved equals the (1) the Minimum Price, (2) the Target Price or (3) the Maximum Price or higher, then the percentage of Target Shares which vests on the 2012 Performance Period Date is 50%, 100% or 150% of the Target Shares, respectively. If the Highest Average Price achieved falls between the Minimum Price, Target Price and Maximum Price, then the percentage of Target Shares which vests is determined in relation to the Minimum, Target and Maximum vesting amounts as follows:

Performance Level Achieved	Price Appreciation Hurdle/Highest Average Price	Percentage of Target Shares Vesting
Minimum Price	$60.21	50%

Minimum Price to Target Price	Between $60.21 and $69.23	Between 50% and 100% (an additional increase of approximately 5.54% for each $1.00 increase in the Highest Average Price above $60.21)

Target Price	$69.23	100%

Target Price to Maximum Price	Between $69.23 and $79.10	Between 100% and 150% (an additional increase of approximately 5.07% for each $1.00 increase in the Highest Average Price above $69.23)

Maximum Price or higher	$79.10 and above	150%

In addition, if the closing share price of the Common Stock is at or above the Minimum Price of $60.21 on the 2012 Performance Period Date and none of the vesting criteria described above has yet been satisfied, then 50% of the Target Shares will vest if and upon the closing share price of the Common Stock being at or above the Minimum Price for a period of 20 consecutive trading days that includes the 2012 Performance Period Date.

The levels at which the Common Stock price vesting targets are established for a given year’s Performance RSA grant are generally reviewed and approved at the First Regular Committee Meeting of the grant year. The review generally includes an analysis of (1) historical Common Stock price performance, (2) our financial forecasts and budgets, and (3) performance contingent equity compensation market practices as disclosed in third party market sources, which includes consideration of market and industry trends.

Additional information regarding the Performance RSAs described above is provided below in the tables and related footnotes at “—Summary Compensation Table” and “—Grants of Plan-Based Awards in 2012” in this “VII. Executive Compensation.”

RSA Valuations and Grant Levels. In determining RSA valuations and grant levels with respect to Annual RSAs, as with the other components of executive compensation, the Committee utilizes a 50th Percentile Target Total Direct Compensation Philosophy. The Committee, with the assistance of the Compensation Consultant, examines the long-term incentive practices at the Peer Group and other companies reviewed in the Competitive Market Analysis to establish ranges of RSA multiples of base salary for each executive. An RSA multiple of base salary, generally based on our overall financial performance for the prior year and each executive’s individual performance and anticipated future role, is then (1) determined and approved by the Committee for the CEO and (2) proposed by the CEO and reviewed and approved by the Committee for each of the other executives. The fair value of the RSAs as developed by the Compensation Consultant are then converted into a recommended number of shares to be granted to each executive, typically based on the per share closing price of the Common Stock on the date of grant. The valuation methodology used to value the 2012 Performance RSAs and 2012 Time Vested RSAs is summarized in notes 2 and 12 to our consolidated financial statements in our 2012 Form 10-K.

In addition to considering the valuation of each RSA grant, management and the Committee also consider the overall potential stockholder dilution impact and “burn rate” (i.e., the rate at which awards are granted) of the RSAs to be granted. Each year, the Committee reviews and recommends to the Board for approval a budgeted grant date value of shares that may be used in connection with the grant of Annual RSAs to the executives and our other eligible employees. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such RSAs as compared to independent surveys from third party sources, which may include Towers Watson and others. The Committee and management use this competitive market data regarding dilution levels and burn rates as an additional gauge in making decisions regarding annual grants of long-term equity compensation.

Our stockholder dilution was approximately 2.4%, and our burn rate was approximately 0.3%, for the year ended December 31, 2012. We believe our stockholder dilution and burn rates are competitively low relative to comparable companies based upon the independent surveys identified above.

Stock Options

Neither the Committee nor the Board has granted stock options to purchase shares of Common Stock to employees since 2003, and neither has granted stock options to any executive officers, including the NEOs, since October 2001. Neither the Committee nor the Board currently anticipates granting stock options to executives or other employees for the foreseeable future.

Severance Agreements

The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing severance benefits and non-compete and non-solicitation provisions with each NEO and certain other senior officers (as amended, “Severance Agreements”). We do not currently have employment agreements with any of our executives other than the Severance Agreements.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates employment with good reason (as defined in the Severance Agreement) (collectively a “qualifying termination”). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a change in control (as defined in the Severance Agreements).

We periodically review the level of the officer severance benefits by analyzing our severance benefits as compared to competitive market severance and change-in-control practices as provided in surveys and information from third parties, which may include Towers Watson and others. Subsequent Severance Agreements may be different as a result of such reviews.

Details regarding the severance benefits provided under the Severance Agreements and the potential value thereof are provided below at “—Potential Payments Upon Termination of Employment” in this “VII. Executive Compensation.”

Other Benefits and Perquisites

In addition to base pay, short-term incentives, long-term incentives and severance benefits, we provide the other benefits outlined below. We believe these other benefits support our overall attraction and retention objectives.

Retirement Benefits

Our executives are eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including eligibility for (1) a base matching contribution from us (which is subject to the Committee’s discretion) equal to 100% of the first 3% of the executive’s compensation contributed (“Base Match”) and (2) a discretionary annual matching contribution from us (which is also subject to the Committee’s discretion) equal to 100% of the next 3% of the executive’s compensation contributed, subject to IRS limitations (“Discretionary Match”). The value of our Base Match and Discretionary Match contributions for each NEO for the 2012, 2011 and 2010 401(k) Plan years are provided below in the table at “—Summary Compensation Table” in this “VII. Executive Compensation.”

Health and Welfare Benefits

Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, life and disability insurance. The value of the health and welfare benefits paid by us for each NEO in 2012, 2011 and 2010 is provided below in the tables at “—Summary Compensation Table” and “—All Other Compensation Table” in this “VII. Executive Compensation.”

Relocation Benefits

In general, we do not offer our executives significant perquisites, other than relocation assistance (which includes expatriate benefits for international assignments). We generally offer relocation assistance to all of our employees who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee’s position. We have found that relocation assistance can play an important role in attracting qualified new hire candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocation assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house, and temporary living expenses, if needed, for up to 60 days. No relocation benefits were provided to our NEOs in 2012.

Other Matters

Stock Ownership Guidelines

In order to further align the interests of our senior management with those of our stockholders, we have adopted certain stock ownership guidelines designed to support a culture of ownership among the NEOs and certain other senior officers. The Committee believes the maintenance of Common Stock ownership guidelines motivates executives to perform in accordance with the interests of our stockholders. The guideline ownership levels are designed to ensure the executives have a meaningful economic stake in the Common Stock, while satisfying the executives’ need for portfolio diversification.

Our stock ownership guidelines provide that our NEOs should acquire the following specified number of shares of Common Stock, which number does not include unvested performance-based RSAs and unexercised stock options:

Executive	Title	Number of Shares
W. Benjamin Moreland	President & CEO	100,000
Jay A. Brown	SVP, CFO & Treasurer	45,000
James D. Young	SVP & COO	45,000
E. Blake Hawk	EVP & General Counsel	45,000
Patrick Slowey[13]	SVP & CCO	10,000

Current officers have until May 20, 2014 to acquire the applicable number of shares specified by the guidelines. As of the Record Date, each of the NEOs serving at that time held in excess of the number of shares of Common Stock specified by the stock ownership guidelines.

In addition, any new executive officer appointed who reports directly to the CEO shall be subject to stock ownership guidelines relating to 45,000 shares of Common Stock, with such officer having five years from the effective date of his or her appointment to acquire the applicable number of shares.

Accounting and Tax Impacts upon Executive Compensation

For a discussion of the accounting impacts on various elements of long-term incentive compensation, see notes 2 and 12 to our consolidated financial statements in our 2012 Form 10-K.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to the CEO and the four other most highly compensated officers in excess of $1 million in any taxable year. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are satisfied.

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws) that are beyond our control. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by us.

To this end, the AI Plan does not qualify for the Section 162(m) exemption even though it is an annual performance-based cash program primarily because the Committee maintains some level of subjectivity regarding the payout multiple applied to the executive based on the Committee’s assessment of the executive’s individual performance.

All compensation attributable to the vesting of Performance RSAs during 2012 satisfied the requirements for deductibility under Section 162(m). For 2012, the portion of combined base salary, AI award, and vesting of Time Vested RSAs in excess of $1 million for Messrs. Moreland, Brown, Young, Hawk and Slowey does not qualify as performance-based compensation under Section 162(m) and is not deductible by us.

[13]	Mr. Slowey’s Common Stock ownership retention levels are set forth in his Severance Agreement.

Compensation Committee 2012 Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board.

Lee W. Hogan (Chair)

Ari Q. Fitzgerald

Robert E. Garrison II

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation of the NEOs for 2012, 2011 and 2010. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary ($)(a)	Bonus (b)	Stock Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)(e)	Total ($)
W. Benjamin Moreland	2012	$716,962	$—	$3,782,010	$1,171,763	$29,850	$5,700,585
President & CEO	2011	$680,769	—	3,681,206	962,790	28,946	5,353,711
	2010	578,702	—	3,603,928	1,012,500	27,797	5,222,927

Jay A. Brown	2012	437,617	—	1,538,949	532,287	29,783	2,538,636
SVP, CFO & Treasurer	2011	421,137	—	1,390,984	428,732	28,862	2,269,715
	2010	385,719	—	1,840,626	467,069	27,657	2,721,071

James D. Young	2012	435,277	—	1,530,737	529,441	29,781	2,525,236
SVP & COO	2011	422,600	—	1,383,498	410,503	28,864	2,245,465
	2010	410,291	—	1,838,086	444,006	27,674	2,720,057

E. Blake Hawk	2012	409,726	—	946,845	433,394	24,837	1,814,802
EVP & General Counsel	2011	398,252	—	881,581	362,487	19,888	1,662,208
	2010	388,583	—	1,369,200	395,657	19,468	2,172,908

Patrick Slowey	2012	354,105	—	889,498	445,663	29,693	1,718,959
SVP & CCO	2011	339,124	178,000	865,783	341,673	28,774	1,753,354
	2010	300,306	—	966,368	321,350	27,579	1,615,603

(a)	Represents the dollar value of base salary earned by the NEO during the applicable fiscal year. In the first quarter 2012, the NEOs received annual increases to their base salaries of 3%. In the first quarter 2011, the NEOs received annual increases to their base salaries ranging from 2.4% to 16.7%. In the first quarter of 2010, the NEOs received annual increases to their base salaries ranging from 3.0% to 22.7%.

(b)	Represents a special discretionary bonus awarded to Mr. Slowey for significantly exceeding the Business Unit Net New Sales financial performance goal in 2011. No other NEO received a discretionary bonus.

(c)	Represents the aggregate grant date fair value of stock awards granted to each NEO in the applicable fiscal year, calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). A description of the vesting parameters that are generally applicable to the RSAs granted in 2012 is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation” and below at “–Grants of Plan-Based Awards in 2012” and “–Outstanding Equity Awards at 2012 Fiscal Year-End” in this “VII. Executive Compensation.”

(d)	Represents the value of the AI awards earned by the NEOs for meeting financial performance and individual performance objectives in the applicable fiscal year under the applicable AI Plan. These AI awards are paid in cash. Additional details regarding the range of the NEOs’ 2012 AI award opportunities are disclosed above at “–CD&A–Elements of Executive Compensation and Benefits–Short-Term Incentives” and below in the table and related footnotes at “–Grants of Plan-Based Awards in 2012” in this “VII. Executive Compensation.”

(e)	Represents the aggregate value of all other compensation for the applicable fiscal year not otherwise reported in any other column of the Summary Compensation Table. This amount includes our matching contributions to the executives under the 401(k) Plan and the dollar value of the portion of the health and welfare benefits and insurance premiums paid by us for the NEO relating to the applicable fiscal year. Additional details regarding these amounts are provided in the table below at “–All Other Compensation Table” and the footnotes thereto in this “VII. Executive Compensation.”

All Other Compensation Table

The following table and the footnotes thereto describe the components of the “All Other Compensation” column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans($)(a)	Insurance Premiums($)(b)	All Other Compensation($)(c)
W. Benjamin Moreland	2012	$15,000	$14,850	$29,850
	2011	14,700	14,246	28,946
	2010	14,700	13,097	27,797

Jay A. Brown	2012	15,000	14,783	29,783
	2011	14,700	14,162	28,862
	2010	14,700	12,957	27,657

James D. Young	2012	15,000	14,781	29,781
	2011	14,700	14,164	28,864
	2010	14,700	12,974	27,674

E. Blake Hawk	2012	15,000	9,837	24,837
	2011	14,700	5,188	19,888
	2010	14,700	4,768	19,468

Patrick Slowey	2012	15,000	14,693	29,693
	2011	14,700	14,074	28,774
	2010	14,700	12,879	27,579

(a)	Represents our Base Match and Discretionary Match contributions made to the NEOs under the 401(k) Plan relating to the applicable fiscal year.

(b)	Represents the portion of the NEO’s health and welfare insurance premiums paid by us for the applicable fiscal year. The health and welfare benefits for which a portion of these premiums were paid included the following:

•	Medical and vision insurance

•	Dental insurance

•	Basic life insurance

•	Short-term disability insurance

•	Long-term disability insurance

(c)	Represents the aggregate value of all other compensation elements for the applicable fiscal year, which is included above in the “All Other Compensation” column of the table under “–Summary Compensation Table” in this “VII. Executive Compensation.”

Grants of Plan-Based Awards in 2012

The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2012:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards (#)(c)	Grant Date Fair Value of Stock and Option Awards($)(d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Benjamin Moreland	—	$360,500	$721,000	$1,261,750	—	—	—	—	$—
	2/23/12	—	—	—	—	—	—	25,473	1,324,851
	2/23/12	—	—	—	30,919	61,839	92,758	—	2,457,159

Jay A. Brown	—	165,031	330,062	577,608	—	—	—	—	—
	2/23/12	—	—	—	—	—	—	10,365	539,084
	2/23/12	—	—	—	12,582	25,163	37,745	—	999,865

James D. Young	—	164,148	328,297	574,519	—	—	—	—	—
	2/23/12	—	—	—	—	—	—	10,310	536,223
	2/23/12	—	—	—	12,514	25,029	37,543	—	994,514

E. Blake Hawk	—	154,513	309,026	463,538	—	—	—	—	—
	2/23/12	—	—	—	—	—	—	6,377	331,668
	2/23/12	—	—	—	7,741	15,482	23,223	—	615,177

Patrick Slowey	—	133,538	267,075	467,381	—	—	—	—	—
	2/23/12	—	—	—	—	—	—	5,991	311,592
	2/23/12	—	—	—	7,272	14,544	21,816	—	577,906

(a)	Represents the estimated payouts that the NEOs could earn under the 2012 AI Plan as described in the CD&A above. The AI opportunities for each NEO, calculated as a percentage of the NEO’s base salary, are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Short Term Incentives–AI Plan Award Opportunity.” The actual AI awards paid to each NEO under the AI Plan are disclosed above in the “Non-Equity Incentive Plan Compensation” column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(b)	The grant listed for each NEO represents the 2012 Performance RSAs granted in the first quarter of 2012. Such grants were made pursuant to the 2004 Plan. Details regarding vesting parameters generally applicable to these RSAs are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.” The aggregate compensation cost calculated in accordance with GAAP for 2012 for the 2012 Performance RSAs granted to the NEOs is included above in the Stock Awards column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(c)	The grant listed for each NEO represents the 2012 Time Vested RSAs granted in the first quarter of 2012. All such grants were made pursuant to the 2004 Plan. Details regarding vesting parameters generally applicable to these RSAs are provided above in “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.” The aggregate compensation cost calculated in accordance with GAAP for 2012 for the 2012 Time Vested RSAs granted to the NEOs is included above in the Stock Awards column of the table at “–Summary Compensation Table” in this “VII. Executive Compensation.”

(d)	Represents the grant date fair value of the 2012 Performance RSAs and 2012 Time Vested RSAs granted to the NEOs in 2012 calculated in accordance with GAAP, the aggregate of which is included above in the Stock Awards column of the table at “Summary Compensation Table” in this “VII. Executive Compensation.” Generally, the grant date fair value is the amount we would expense in our financial statements over the RSA’s vesting schedule. For information on the valuation assumptions, see notes 2 and 12 to the consolidated financial statements in our 2012 Form 10-K. A description of the vesting parameters that are generally applicable to the 2012 Performance RSAs and 2012 Time Vested RSAs granted to the NEOs as a component of long-term equity-based compensation is provided above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.”

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table and footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2012 for each NEO. As of December 31, 2012, none of the NEOs had any outstanding exercisable or unexercisable stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)	Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)
W. Benjamin Moreland	10,912	$787,410	—	$—
	—	—	103,393	7,460,839
	18,904	1,364,113	—	—
	—	—	86,806	6,263,921
	25,473	1,838,132	—	—
	—	—	92,758	6,693,417

Jay A. Brown	5,573	402,148	—	—
	—	—	52,806	3,810,481
	7,144	515,511	—	—
	—	—	32,800	2,366,848
	10,365	747,938	—	—
	—	—	37,745	2,723,679

James D. Young	5,566	401,643	—	—
	—	—	52,733	3,805,213
	7,105	512,697	—	—
	—	—	32,624	2,354,148
	10,310	743,970	—	—
	—	—	37,543	2,709,103

E. Blake Hawk	4,146	299,175	—	—
	—	—	39,281	2,834,517
	4,528	326,740	—	—
	—	—	20,788	1,500,062
	6,377	460,164	—	—
	—	—	23,223	1,675,772

Patrick Slowey	2,926	211,140	—	—
	—	—	27,724	2,000,564
	4,446	320,823	—	—
	—		20,416	1,473,219
	5,991	432,311	—	—
	—	—	21,816	1,574,243

(a)	Represents the outstanding and unvested portion of certain Time Vested RSA grants. The three grants listed for each NEO represent the 2010 Time Vested RSAs, 2011 Time Vested RSAs and 2012 Time Vested RSAs, respectively.

(b)	Represents the market value of the outstanding RSAs described in footnote (a) above that have not yet vested, based on the closing Common Stock price as of December 31, 2012 of $72.16 per share.

(c)	Represents outstanding and unvested portion of certain Performance RSAs. The three grants listed for each NEO represent the maximum number of shares that may be earned under the 2010 Performance RSAs, 2011 Performance RSAs and 2012 Performance RSAs, respectively, if the Highest Average Price achieved is $66.51 or above for the 2010 Performance RSAs, $68.99 or above for the 2011 Performance RSAs, and $79.10 or above for the 2012 Performance RSAs. With regard to the 2010 Performance RSAs, the Highest Average Price achieved exceeded the maximum price of $66.51 per share, and as a result the maximum number of shares under the 2010 Performance RSAs vested on February 19, 2013. Details of the vesting parameters that are generally applicable to the 2012 Performance RSAs are discussed above at “–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSAs” in this “VII. Executive Compensation.”

(d)	Represents the market value of the outstanding Performance RSAs described in footnote (c) above that have not yet vested, based on the closing Common Stock price as of December 31, 2012 of $72.16 per share.

Option Exercises and Stock Vested in 2012

The following table provides the amount realized during 2012 by each NEO upon the exercise of options and upon the vesting of RSAs. No options were exercised by any of the NEOs in 2012.

	Stock Awards(a)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Benjamin Moreland	267,570	$13,745,071
Jay A. Brown	147,167	7,559,969
James D. Young	177,789	9,133,021
E. Blake Hawk	198,106	10,176,705
Patrick Slowey	95,977	4,930,338

(a)	For Messrs. Moreland, Brown, Young, Hawk and Slowey, the amounts shown include (1) 100% of the 2009 Performance RSA grant, which vested during 2012 for achieving the maximum per share price performance hurdle of $39.06 for 20 consecutive trading days (230,082 shares, 128,462 shares, 156,988 shares, 178,418 shares, and 84,536 shares, respectively), (2) 33% of the 2009 Time Vested RSA grant, which vested during 2012 (17,124 shares, 9,561 shares, 11,684 shares, 13,279 shares, and 6,292 shares, respectively), (3) 33% of the 2010 Time Vested RSA grant, which vested during 2012 (10,912 shares, 5,573 shares, 5,565 shares, 4,146 shares, and 2,926 shares, respectively), and (4) 33% of the 2011 Time Vest RSA grant, which vested during 2012 (9,452 shares, 3,571 shares, 3,552 shares, 2,263 shares, and 2,223 shares, respectively).

Potential Payments Upon Termination of Employment

•	Severance Agreements. We have entered into Severance Agreements containing non-compete and non-solicitation provisions with each NEO.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer’s employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the officer’s employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below). Upon a Qualifying Termination that does not occur during a change in control period, the executive officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by two (for Messrs. Moreland and Hawk) or one (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination;

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either two years (for Messrs. Moreland and Hawk) or one year (for all other NEOs covered by a Severance Agreement);

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•

with respect to any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the officer, either (1) immediate vesting (for Messrs. Moreland and Hawk)[14] or (2) continued vesting for two years after termination (for all other NEOs covered by a Severance Agreement).

In connection with a Qualifying Termination Upon Change in Control, the officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by three (for Messrs. Moreland and Hawk) or two (for all other NEOs covered by a Severance Agreement). For Messrs. Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such officer’s base salary. For Mr. Brown, annual incentive is defined as 65% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination,

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•	continued coverage under specified health and welfare benefit programs for either three years (for Messrs. Moreland and Hawk) or two years (for all other NEOs covered by a Severance Agreement);

[14]	In lieu of immediate vesting, the 2010, 2011 and 2012 Performance RSAs continue to vest pursuant to the performance criteria for such RSAs.

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•	immediate vesting of any outstanding RSAs[15] and stock options (which remain exercisable for two years following employment or service as a director, if applicable), held by the officer.

Each of the Severance Agreements also has provisions that generally prohibit the officer, for a period of 12 months following the termination of such officer’s employment with us, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with us or our affiliates in the United States or Australia and (2) soliciting our employees and our affiliates. The following table and footnotes thereto summarize the alternative termination benefits that would be payable under different termination scenarios in accordance with each NEO’s Severance Agreement. The information provided assumes the NEO’s termination occurred as of December 31, 2012.

Name	Termination Type(a)	Severance Amount($)(b)	Early or Continued Vesting of Restricted Stock($)(c)	Other($)(d)	Estimated Tax Gross Up($)(e)	Alternative Total Employment Termination Benefits($)(f)
W. Benjamin Moreland	Qualifying Upon Change in Control	$3,785,250	$20,088,762	$589,393	$—	$24,463,405
	Qualifying	2,523,500	11,450,493	575,679	—	14,549,672
	Non-Qualifying	—	—	—	—	—
Jay A. Brown	Qualifying Upon Change in Control	1,452,271	8,869,780	320,982	—	10,643,033
	Qualifying	726,135	5,476,078	307,268	—	6,509,481
	Non-Qualifying	—	—	—	—	—
James D. Young	Qualifying Upon Change in Control	1,356,960	8,839,040	275,680	—	10,471,680
	Qualifying	678,480	5,463,522	261,965	—	6,403,967
	Non-Qualifying	—	—	—	—	—
E. Blake Hawk	Qualifying Upon Change in Control	2,163,179	6,037,830	342,921	—	8,543,930
	Qualifying	1,442,119	3,920,597	334,122	—	5,696,838
	Non-Qualifying	—	—	—	—	—
Patrick Slowey	Qualifying Upon Change in Control	1,103,910	4,996,489	230,784	—	6,331,183
	Qualifying	551,955	2,976,838	217,069	—	3,733,862
	Non-Qualifying	—	—	—	—	—

(a)	Represents the various employment termination scenarios as defined in the NEO’s Severance Agreements. Generally, each of the scenarios can be described as follows:

•

A “Qualifying Termination” occurs upon (1) our termination of the executive’s employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive’s termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).

•	A “Non-Qualifying Termination” occurs upon any termination of the executive’s employment with us other than a Qualifying Termination.

•	A “Qualifying Termination Upon Change in Control” occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).

(b)	Represents the lump sum payment equal to the sum of the NEO’s base salary and annual incentive multiplied by three and two for Messrs. Moreland and Hawk, and two and one for Messrs. Brown, Young and Slowey for a Qualifying Termination Upon Change in Control and Qualifying Termination, respectively. For Messrs. Moreland and Hawk, annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary.

[15]	The 2010, 2011 and 2012 Performance RSAs vest immediately with respect to the Target Shares and continue to vest pursuant to the performance criteria with respect to the remaining shares.

(c)	Represents the value of accelerating the vesting of the outstanding unvested RSAs as of December 31, 2012 (calculated as the number of accelerated RSAs multiplied by $72.16, the closing price per share of our Common Stock on December 31, 2012). In connection with a Qualifying Termination Upon Change in Control, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the NEO immediately vest, provided that the 2010 Performance RSAs, 2011 Performance RSAs and 2012 Performance RSAs vest immediately with respect to the Target Shares held by the NEOs and continue to vest pursuant to the performance criteria with respect to the remaining 2010 Performance RSA shares, 2011 Performance RSA shares and 2012 Performance RSAs shares. Upon a Qualifying Termination that does not occur during a change in control period, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) either (1) immediately vest for Messrs. Moreland and Hawk, provided that the 2010 Performance RSAs, 2011 Performance RSAs and 2012 Performance RSAs continue to vest pursuant to the performance criteria for such RSAs or (2) continue to vest for two years after termination for Messrs. Brown, Young and Slowey.

(d)	Other termination benefits represent the following items:

•

A prorated cash amount equal to the officer’s annual incentive for the year of termination. For Messrs. Moreland and Hawk, annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Slowey, annual incentive is defined as 55% of such NEO’s base salary. For Mr. Brown, annual incentive is defined as 65% of such NEO’s base salary. The payment of a cash amount equal to the NEO’s prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario since termination is assumed to occur as of December 31, 2012, and any prior year actual annual incentives relating to 2011 would have already been paid.

•	An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.

•

An estimate of our 401(k) Plan matching contributions for continued participation in the 401(k) Plan for 2012, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2012, this amount includes our Discretionary Match contribution for 2012, which is $7,500 since each of the NEOs achieved the level of contribution necessary for 2012 to be eligible for the 3% Discretionary Match.

(e)	In accordance with the NEOs’ Severance Agreements, we will provide a tax assistance payment to cover any excise tax imposed under Code Section 4999. There should be no excise tax imposed on any of the NEOs as the parachute amount is less than the IRC Section 280G parameters of three times the base amount.

(f)	Represents an estimate of the alternative total potential payments upon termination of employment that would be paid to or accrued for each NEO assuming the NEO’s employment terminated under different scenarios as of December 31, 2012.

VIII.    AUDIT COMMITTEE MATTERS

The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp.

The Audit Committee has adopted certain procedures under which audit and non-audit services to be rendered by our independent registered public accountants are pre-approved. Such procedures provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chairman of the Audit Committee, if available) is authorized to pre-approve fees presented by an officer relating to audit and permitted non-audit related engagements of our independent registered public accountants, up to an aggregate of $100,000 of such fees not previously approved or ratified by the Audit Committee; provided, however, that any fees so approved regarding engagements or services relating to our securities offerings are not subject to or included in the calculation of such $100,000 limit. At each regularly scheduled meeting of the Audit Committee, our officers present to the Audit Committee a schedule detailing any fees and engagements approved pursuant to the foregoing procedures by a member of the Audit Committee since the last regularly scheduled meeting of the Audit Committee.

No services were provided by the independent registered public accountants in 2012 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee 2012 Report

To our Stockholders:

Management of Crown Castle International Corp. (“CCIC”) has the primary responsibility for preparing CCIC’s financial statements and implementing CCIC’s reporting process, including CCIC’s system of internal controls. The Company’s independent registered public accountants are responsible for expressing an opinion on (1) the conformity of CCIC’s audited financial statements with accounting principles generally accepted in the United States and (2) the effectiveness of internal control over financial reporting. On behalf of the Board, the Audit Committee, among other functions, performs an oversight role relating to CCIC’s financial statements and accounting practices, systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal audit function.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed with CCIC’s management the audited financial statements as of and for the year ended December 31, 2012.

•

The Audit Committee has discussed with PwC the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

•

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

•

Based on its review of CCIC’s audited financial statements and the discussions with management and PwC referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in CCIC’s Annual Report on Form 10-K for the year ended December 31, 2012.

Respectfully submitted by the Audit Committee of the Board of Directors of CCIC.

AUDIT COMMITTEE

Robert E. Garrison II (Chair)

Lee W. Hogan

Robert F. McKenzie

IX.    OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and our other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during the 2012 fiscal year, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them, except that Mr. Slowey filed one late report with respect to one transaction.

Stockholder Recommendation of Director Candidates

Stockholders may recommend potential candidates for consideration by the NCG Committee by sending a written request to our Corporate Secretary. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NCG Committee from time to time. As and if determined by the NCG Committee, potential candidates must also make themselves available to be interviewed by the NCG Committee, the Board and members of our executive management.

The NCG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NCG Committee’s conclusions regarding such evaluation.

Stockholder Nominations and Proposals for 2014 Annual Meeting

Stockholders wishing to have a proposal included in the Board’s 2014 proxy statement must submit the proposal so that our Corporate Secretary receives it at our principal executive offices no later than December [9], 2013. If the date of the 2014 Annual Meeting is changed by more than 30 days from the date of the 2013 Annual Meeting, the deadline for submitting proposals to be included in the Board’s 2014 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2014 Annual Meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2014 Annual Meeting provided such nominations and proposals are in accordance with our bylaws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2014 Annual Meeting must be received not less than 90 days (February 22, 2014) nor more than 120 days (January 23, 2014) before May 23, 2014 (the first anniversary date of the 2013 Annual Meeting) at our principal executive offices, Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, TX 77057, Attn: Corporate Secretary. If the 2014 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2013 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2014 Annual Meeting and not later than the later of the 90th day prior to the 2014 Annual Meeting or the 10th day following the announcement of the change in the 2014 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable bylaw provision may be obtained, without charge, upon written request to our Corporate Secretary.

If the date of the 2014 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2013 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board’s 2014 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to, and obtaining voting instructions from, beneficial owners of our stock.

Available Information

We maintain an Internet website at www.crowncastle.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee, together with certain other corporate governance materials, including our Financial Code of Ethics, Corporate Governance Guidelines and Business Practices and Ethics Policy, can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2012 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the investor relations section of our Internet website at http://www.crowncastle.com/investor/10K/CrownCastle2012-10k.pdf. A request for a copy of such report should be directed to Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, Attention: Corporate Secretary. A copy of any exhibit to the 2012 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary.

Householding of Proxy Materials

In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Proxy Materials Notice, 2012 Form 10-K or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Proxy Materials Notice, 2012 Form 10-K or other proxy materials sent to you, or if you would like to revoke your consent to the householding of documents in the future, please call 1-800-542-1061 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Stockholder Communications

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management Directors or to any Director in particular, to: Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, Attn: Corporate Secretary.

Appendix A

CROWN CASTLE INTERNATIONAL CORP.

2013 LONG-TERM INCENTIVE PLAN

I. PURPOSE

The purpose of the CROWN CASTLE INTERNATIONAL CORP. 2013 LONG-TERM INCENTIVE PLAN (“Plan”) is to provide a means through which CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (“Company”), and its Affiliates may attract able persons to enter the employ or to serve as Directors or Consultants of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Stock Appreciation Rights, Phantom Stock Awards, Stock Awards, Restricted Stock Unit Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any provision of the Plan:

(a) “Affiliate” means any entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity, or (ii) to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities or by contract or otherwise.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Phantom Stock Award, Stock Award or Restricted Stock Unit Award granted under the Plan.

(c) “Award Agreement” means an agreement evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control Value” shall have the meaning assigned to such term in Section XIII(d).

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations issued by the Department of Treasury under such section.

(g) “Committee” means a committee of the Board that is selected by the Board as provided in Section IV(a).

(h) “Common Stock” means the common stock, par value $.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section XIII.

(i) “Company” means Crown Castle International Corp., a Delaware corporation.

(j) “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(k) “Corporate Change” shall have the meaning assigned to such term in Section XIII(c).

(l) “Covered Employee” means an employee who is a “covered employee,” as defined in Section 162(m).

(m) “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(n) “Disability” means as determined by the Committee in its discretion exercised in good faith, (i) in the case of an Award (other than an Incentive Stock Option) that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle the Holder to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect, or in the event that the Holder is a Director or is not covered (for whatever reason) under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, and in the case of an Incentive Stock Option, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code; and (ii) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (1) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

(o) “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

(p) An “employee” means any individual in an employment relationship with the Company or any Affiliate.

(q) An “entity” means a corporation, limited liability company, partnership, limited partnership or any other type of legal entity or organization.

(r) “Forfeiture Restrictions” shall have the meaning assigned to such term in Section VIII(a).

(s) “Holder” means the holder of an Award.

(t) “Immediate Family” means, with respect to a Participant, the Participant’s spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

(u) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(v) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(w) “Mature Shares” means Shares which have been held by the Holder and with respect to which any applicable forfeiture restrictions have lapsed, in each case, for at least six months.

(x) “Option” means an Award (other than a SAR) granted under Section VII and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(y) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(z) “Participant” means an employee, Consultant, or Director who has been granted an Award.

(aa) “Performance Award” means an Award granted under Section IX.

(bb) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(cc) “Performance Goals” means one or more of the performance goals established with respect to a Performance Award that is based upon one or more of the criteria described in Section IX.

(dd) A “person” means an individual or entity.

(ee) “Phantom Stock Award” means an Award granted under Section X.

(ff) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(gg) “Plan” means the Crown Castle International Corp. 2013 Long-Term Incentive Plan, as amended from time to time.

(hh) “Plan Share Limit” shall have the meaning assigned to such term in Section V(a).

(ii) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(jj) “Restricted Stock Award” means an Award granted under Section VIII.

(kk) “Restricted Stock Unit Award” or “RSU Award” means an Award granted under Section XII.

(ll) “RSU Award Agreement” means a written agreement between the Company and a Participant with respect to an RSU Award.

(mm) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(nn) “Section 162(m)” means section 162(m) of the Code and other guidance promulgated by the Internal Revenue Service under Section 162(m).

(oo) “Section 409A” means section 409A of the Code and other guidance promulgated by the Internal Revenue Service under Section 409A.

(pp) “Share” means a share of Common Stock.

(qq) “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to Section VII.

(rr) “SAR Agreement” means a written agreement between the Company and a Participant with respect to a SAR.

(ss) “Stock Award” means an award granted pursuant to Section XI.

(tt) “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no Award shall be granted under the Plan prior to such stockholder approval. No Awards may be granted under the Plan after ten years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards and RSU Awards have been satisfied or expired.

IV. ADMINISTRATION

(a) Composition of Committee.  The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in Section 162(m) and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3). The initial Committee shall be the Compensation Committee of the Board.

(b) Powers.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of Shares to be subject to each Option, SAR, Stock Award or Restricted Stock Award, and the number of Shares subject to or the value of each Performance Award, RSU Award or Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.

(c) Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of each Award Agreement, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may specify in any Award Agreement the effect under the applicable Award of the occurrence of the death, Disability or retirement of the Participant, or the change of control of the Company. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section IV shall be conclusive.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS;

GRANT OF AWARDS

(a) Number of Shares Available for Awards.  Subject to adjustment as provided in Section XIII, the aggregate number of Shares that may be issued under the Plan shall be 12,500,000 Shares (“Plan Share Limit”). The Shares that are available for issuance under the Plan may be issued in any form of Award authorized under the Plan. Any Shares that are the subject of Awards under the Plan which are forfeited or terminated, expire unexercised, are settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Shares shall again immediately become available to be issued pursuant to Awards granted under the Plan. If Shares are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares shall be treated as Shares that have been issued under the Plan, and the number of such Shares shall not again be available for issuance under the Plan. If Shares are tendered in payment of an option price of an Option or the exercise price of a SAR, such Shares shall not be available for issuance under the Plan.

The following rules shall apply to grants of Awards under the Plan:

(i) Incentive Stock Options.  The aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan is 1,000,000 Shares.

(ii) Options.  The maximum aggregate number of Shares that may be subject to Options granted in any one calendar year to any one employee shall be 1,000,000 Shares determined as of the dates of grant.

(iii) SARs.  The maximum aggregate number of Shares that may be granted pursuant to SARs granted in any one calendar year to any one employee shall be 1,000,000 Shares, determined as of the dates of grant.

(iv) Performance Awards.  The maximum aggregate grant with respect to Performance Awards made in any one calendar year to any one employee that are payable in Shares shall be 400,000 Shares, determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to Performance Awards to any one employee in any one calendar year that are payable in cash shall not exceed $15,000,000 in value, determined as of the date of grant. The limitations set forth in this clause (iv) shall be applied in a manner that is consistent with the provisions of Section 162(m).

(v) Adjustments.  Each of the foregoing numerical limits stated in this Section V(a) shall be subject to adjustment in accordance with the provisions of Section XIII.

(b) Grant of Awards.  The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c) Stock Offered.  Subject to the limitations set forth in Section V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until the termination of the Plan, the Company shall at all times make available a sufficient number of Shares to meet the requirements of the Plan.

VI. ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Stock Award, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a SAR or an RSU Award or any combination thereof.

VII. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Option Period or Stock Appreciation Right Period.  The term of each Option or SAR shall be as specified by the Committee at the date of grant, but shall not be exercisable more than ten years after the date of grant.

(b) Limitations on Exercise of Option or Stock Appreciation Right.  An Option or SAR shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options.  Unless otherwise specified in an Option Agreement, Options granted pursuant to the Plan shall be Options that do not constitute Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d) Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price as the Committee may specify, including by the delivery of Shares. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e) SAR Agreement.  Each SAR shall be evidenced by a SAR Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. The terms and conditions of the respective SAR Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding SAR Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including an amendment that accelerates the time at which the SAR, or a portion thereof, may be exercisable). Unless otherwise set forth in a SAR Agreement, upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the value of a Share on the date of exercise over the grant price by (ii) the number of Shares with respect to which the SAR is exercised. The per Share grant price for a SAR shall be established on the date of grant of the SAR. At the discretion of the Committee, the payment made to a Holder upon the exercise of a SAR may be in cash, in Shares or in any combination thereof. The Committee’s determination regarding the form of payment may be set out in the applicable SAR Agreement pertaining to the grant of the SAR.

(f) Restrictions on Repricing of Options or Stock Appreciation Rights.  Except as provided in Section XIII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement or SAR Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price) or to lower the SAR grant price (or cancel and replace any outstanding SAR with SAR Agreements having a lower SAR grant price). Further, the Committee may not lower an option price of an Option (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price) or lower the SAR grant price (or cancel and replace any outstanding SAR with SAR Agreements having a lower SAR grant price) to the extent that doing so would subject the Holder to additional taxes under Section 409A.

(g) Option Price and Payment.  The price at which a Share may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Section XIII, (i) in the case of an Incentive Stock Option, such purchase price shall not be less than the fair market value of a Share on the date such Option is granted, and (ii) in the case of an Option that does not constitute an Incentive Stock Option, such purchase price may be less than the fair market value of a Share on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option, or should the Shares be represented by book or electronic entry rather than certificates, such Shares shall be accounted for separately in such book or electronic entry.

(h) Method of Exercise of Option.

(i) General Method of Exercise.  Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised and (3) the address to which any certificate representing such Shares should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the option price by any combination of the following: (1) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the Option, (2) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (3) any other form of payment which is acceptable to the Committee.

(ii) Exercise Through Third-Party Broker.  The Committee may permit a Holder to elect to pay the option price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the option price and any applicable tax withholding resulting from such exercise.

(i) Options and Stock Appreciation Rights in Substitution for Options Granted by Other Employers.  Options and SARs may be granted under the Plan from time to time in substitution for options held by persons who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate. The repricing prohibitions of Sections VII(f) and XIV shall apply to substitution awards granted pursuant to this Section VII(i).

VIII. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions To Be Established by the Committee.  Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the Shares to the Company under certain circumstances (“Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee, (ii) the continued employment or service with the Company or an Affiliate for a specified period of time, or (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b) Other Terms and Conditions.  Common Stock awarded pursuant to a Restricted Stock Award shall be represented by (i) a stock certificate registered in the name of the Participant, (ii) book or electronic entry or (iii) any other reasonable alternative form for evidencing or representing the issuance of Common Stock. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, which dividends shall be accrued and paid when the Forfeiture Restrictions applicable to the Restricted Stock Award have lapsed, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of a stock certificate until the Forfeiture Restrictions have lapsed, (ii) the Company shall retain custody of the Common Stock until the Forfeiture Restrictions have lapsed, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock until the Forfeiture Restrictions have lapsed, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c) Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.  The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse as of such date. Any action by the Committee pursuant to this paragraph (d) may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.

(e) Restricted Stock Agreements.  At the time any Award is made under this Section VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX. PERFORMANCE AWARDS

(a) Performance Awards Based Upon Satisfaction of Performance Goals.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Award shall not be less than one year.

(b) Performance Goals.  A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: stock price (including adjustments for dividends), funds from operations, adjusted funds from operations, earnings or adjusted earnings before or after interest, taxes, depletion, depreciation or amortization, earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, shareholder value, net cash flow, operating income, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is intended that the Plan will conform with the standards of Section 162(m) and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Subject to the foregoing provisions, and the following provisions of this Section IX, the terms, conditions and limitations applicable to any Performance Awards made pursuant to the Plan shall be determined by the Committee.

(c) Time of Establishment of Performance Goals.  With respect to a Covered Employee, a Performance Goal for a particular Performance Award must be established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the Performance Goal relates or (ii) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

(d) Written Agreement.  Each Performance Award shall be evidenced by a Performance Award Agreement that contains any vesting or transferability restrictions, Performance Goals, payment provisions and other provisions not inconsistent with the Plan as the Committee may specify. The terms and provisions of the respective Performance Award Agreements need not be identical.

(e) Form of Payment Under Performance Award.  Payment under a Performance Award shall be made in cash or Shares as specified in the Holder’s Award Agreement.

(f) Certification by Committee Prior to Payment.  Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

(g) Time of Payment Under Performance Award.  Unless a Performance Award is structured as a current transfer of Shares subject to a risk of forfeiture in the event Performance Goals are not achieved, a Holder’s payment under a Performance Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that such payment will be made (i) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Award payment is no longer subject to a Substantial Risk of Forfeiture or (ii) at a time that is permissible under Section 409A.

(h) Increases Prohibited.  None of the Committee, the Board or the Company may increase the amount of compensation payable under a Performance Award. If the time at which a Performance Award will vest or be paid is accelerated for any reason, the number of Shares subject to, or the amount payable under, the Performance Award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

(i) Stockholder Approval.  No payments of Stock or cash will be made to a Covered Employee pursuant to this Section IX unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

(j) No Dividend Equivalents.  An Award Agreement for a Performance Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award, unless the payment of any such Dividend Equivalents will be subject to the satisfaction of the same performance conditions as apply to the Performance Award.

(k) Dividends.  In the case of a Performance Award that is payable in Shares, if the Holder shall be become entitled to the payment of dividends paid in Shares with respect to the Performance Award, such dividends shall be added to and become a part of the Performance Award. Accordingly, such dividends will be subject to the satisfaction of the same performance conditions as apply to the Performance Shares.

X. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards.  Phantom Stock Awards are rights to receive the value of Shares which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

(b) Award Period.  The Committee shall establish, with respect to and at the time of grant of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c) Awards Criteria.  In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d) Payment.  Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee.

(e) Termination of Award.  A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f) Phantom Stock Award Agreements.  At the time any Award is made under this Section X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical. A Phantom Stock Award Agreement may provide for the payment of Dividend Equivalents.

XI. STOCK AWARDS

(a) Stock Awards.  Stock Awards are rights to receive Shares, which vest immediately, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment, partial payment or other conditions of the Participant respecting any Stock Award.

(b) Awards Criteria.  In determining the value of Stock Awards, the Committee may take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(c) Payment.  A Participant who receives a Stock Award shall be entitled to receive immediate payment of such Award in Common Stock.

XII. RESTRICTED STOCK UNIT AWARDS

(a) RSU Awards.  An RSU Award shall be similar in nature to a Restricted Stock Award except that no Shares or cash shall be transferred to the Holder until the applicable vesting restrictions lapse or performance conditions have been satisfied. The amount of, and the vesting and the transferability restrictions applicable to, any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

(b) RSU Award Agreement.  Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, vesting and transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify. An RSU Award Agreement may provide for the payment of Dividend Equivalents.

(c) Form of Payment Under RSU Award.  Payment under an RSU Award shall be made in cash or Shares as specified in the applicable Award Agreement.

(d) Time of Payment Under RSU Award.  Payment to a Holder under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (i) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (ii) at a time that is permissible under Section 409A.

XIII. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Capital Readjustments; Stock Dividends.  The Shares with respect to which Awards may be granted are Shares as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend on Common Stock, or other increase or reduction in the number of Shares outstanding, without receipt of consideration by the Company, then (i) the number of Shares, class or series and per Share price with respect to which such Award may thereafter be exercised or satisfied, as applicable, shall be appropriately adjusted in such a manner as to entitled a Holder to receive upon exercise or satisfaction of an Award, for the same aggregate cash consideration, the equivalent total number and class of series of Common Stock the Holder would have received had the Holder exercised the Holder’s Option or satisfied the requirements under another Award prior to the event requiring the adjustment, and (ii) the number and class or series of Common Stock then available for issuance under the Plan and the numerical limitations in Section V(a) shall be adjusted by substituting for the total number and class or series of Common Stock then available for issuance that number and class or series of Common Stock that would have been received by the owner of an equal number of outstanding Shares of each class or series of Common Stock as a result of the event requiring the adjustment.

(c) Corporate Changes.  If (i) the Company shall not be the surviving entity in any merger or consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was directly or indirectly wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person (other than an entity that is directly or indirectly wholly owned by the Company), (iii) the Company is to be dissolved, (iv) any person, including a “group” as contemplated by Section 13(d)(3) of the 1943 Act, acquires or gains ownership or control (including, power to vote) of more than 50 percent of the outstanding shares of the Company’s voting stock (based on voting power), (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board, or (vi) the Company is party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii), (iii), (iv) or (v) of this sentence (each such event is referred to herein as a “Corporate Change”), then, the Committee, acting in its sole discretion without the consent or approval of any Holder (subject to any restrictions or limitations in an agreement with a Holder), shall effect one or more of the following alternatives, which alternatives may vary among individual Holders and which may vary among Options or SARs held by any individual Holder: (1) accelerate the time at which Options and SARs then outstanding may be exercised so that such Options or SARs may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and SARs and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Holders of some or all of the outstanding Options and SARs held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreements) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay (or cause to be paid) to each Holder an amount of cash per Share equal to the excess, if any, of the amount calculated in paragraph (d) below (“Change of Control Value”) of the Shares subject to such Option over the exercise price(s) under such Options for such Shares or the grant date values of the SARs with respect to such Shares, (3) with respect to all or selected Holders, have some or all of their then outstanding Options or SARs (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Options or SARs under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Common Stock subject to the Option or SAR immediately after the assumption or substitution over the aggregate exercise price of such Common Stock is equal to the excess of the aggregate fair market value of all Common Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Common Stock, and (B) the assumed rights under such existing Option or SAR or the substituted rights under such new Option or SAR, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be, or (4) make such adjustments to Options or SARs then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options or SARs then outstanding), including adjusting an Option or SAR to provide that the number and class of Shares covered by such Option or SAR shall be adjusted so that such Option or SAR shall thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee in its sole discretion.

(d) Change of Control Value.  For the purposes of clause (2) in paragraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per Share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per Share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per Share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this paragraph (d) or paragraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Other Changes in the Common Stock.  In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Section XIII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of Shares or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of Shares then available for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any one individual and the numerical limitations in Section V(a) may be appropriately adjusted by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided in Section XV(h) or an Award Agreement, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Performance Awards, RSU Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards, RSU Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such Performance Award, RSU Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award, RSU Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

(f) No Adjustments Unless Otherwise Provided.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Awards theretofore granted or the purchase price per share, if applicable.

XIV. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any Shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of Shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Section VII(f).

XV. MISCELLANEOUS

(a) No Right To An Award.  Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment/Membership Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c) Other Laws.  The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the Shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such Shares.

(d) No Fractional Shares.  No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid.

(e) Withholding.  The Company or any Affiliate shall be entitled to deduct from any other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to an Award including the vesting or exercise of an Award. Alternatively, the Company or any Affiliate may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or Affiliate in cash or by check upon the vesting or exercise. Alternatively, in the discretion of the Committee, the Company may reduce the number of Shares issued to the Holder upon the exercise or vesting of a Holder’s Award to satisfy the tax withholding obligations of the Company or an Affiliate. The Committee may, in its discretion, allow a Holder to use Mature Shares to satisfy the Company’s or Affiliate’s tax withholding obligations with respect to an Award. The Company shall have no obligation upon vesting or exercise of any Award until the Company or an Affiliate has received payment sufficient to satisfy the Company’s or Affiliate’s tax withholding obligations with respect to that vesting or exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

(f) No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(g) Restrictions on Transfer.  An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code, or the rules thereunder, (iii) with respect to Awards of Options which do not constitute Incentive Stock Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Participant to a member of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Participant and members of the Participant’s Immediately Family, or (iv) with the consent of the Committee.

(h) Compliance With Section 409A.  Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. Each Award Agreement for an Award that is intended to comply with the requirements of Section 409A shall be construed and interpreted in accordance with such intention. If the Committee determines that an Award, an Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

(i) Restrictions.  If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to an Award, the Committee may issue such instructions to the Company’s stock transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to an Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

(j) Rights As a Stockholder.  Subject to the terms and conditions of the Plan and the applicable Award Agreements, each Holder of an Award shall have all the rights of a stockholder with respect to Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including the right to vote such Shares. In no event shall a Holder have any rights of a stockholder with respect to an Award before Shares are issued to the Holder pursuant to the Award.

(k) Recoupment in Restatement Situations.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Holder who was a current or former executive officer of the Company shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(l) Persons Residing Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Affiliates shall be covered by the Plan; (ii) determine which persons employed or hired outside the United States are eligible to participate in the Plan; (iii) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable (and any subplans and modifications to Plan terms and procedures established under this Section XV(l) by the Committee shall be attached to the Plan document as Appendices); and (v) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the 1934 Act, the Code, any securities law or governing statute or any other applicable law.

(m) Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

(n) Interpretation.  The term “including” means “including without limitation.” The term “or” means “and/or” unless clearly indicated otherwise. The term “vest” includes the lapse of restrictions on Awards, including Forfeiture Restrictions. Reference herein to a “Section” shall be to a section of the Plan unless indicated otherwise.

Appendix B

Proposed Amendment to Our Charter to Declassify Our Board

The text below is the proposed amendments to the third, fourth and fifth paragraphs of Article VII of our Charter that will be adopted if stockholders approve the Amendment. Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

~~The~~ Subject to the last two sentences of this paragraph, the Directors, other than those Directors who may be elected by the holders of any series of Preferred Stock (the “~~Non-Classified~~ Preferred Stock Directors”), shall be divided into three classes, as nearly equal in number as possible,~~initially consisting of 3, 3 and 4 Directors. One class of Directors initially consisting of 3 Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class initially consisting of 3 Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class initially consisting of 4 Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members~~ and members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation held in 2011, 2012 and 2013 ~~commencing with the 1999 annual meeting~~, Directors (other than ~~Non-Classified~~ Preferred Stock Directors) elected by the stockholders ~~to succeed those Directors whose terms expire~~ shall ~~be~~ have been elected at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the third annual meeting of stockholders following the 2013 annual meeting, the foregoing classification of the Board of Directors shall cease. At each annual meeting of stockholders commencing with the 2014 annual meeting, Directors (other than Preferred Stock Directors) elected by the stockholders shall be elected at such meeting to hold office for a term expiring at the first succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created Directorships resulting from any increase in the authorized number of Directors, may be filled only by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. ~~, and Directors~~ Each such Director so chosen shall hold office for a term expiring (1) at the next annual meeting of stockholders at which the term of office of the class to which ~~they have~~ he or she has been elected expires or (2) following the cessation of the classification of the Board of Directors in accordance with the immediately preceding paragraph, at the next annual meeting of stockholders held after his or her election as Director, and, in each case, until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock, any Director may be removed from office at any time, ~~but only for~~ with or without cause only~~and~~ by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, except that any Director serving in a class of Directors elected for a term expiring at the third annual meeting of stockholders following the election of such class of Directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.

B-1

Appendix C

Independence Categorical Standards

(October 16, 2008)

The board of directors (“Board”) of Crown Castle International Corp. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”. Each of the relationships described below is not a “material relationship” by itself and therefore will not prevent a Director from being “independent”:

•

Certain Relationships. Directorship more than three years after: (i) the Director was employed by the Company; (ii) an immediate family member of the Director (“Family Member”) was employed by the Company as an executive officer; (iii) the Director or a Family Member (in a professional capacity) was a partner with or employed by the Company’s internal or external auditor (“Auditor”) and personally worked on the Company’s audit; or (iv) a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•

Current Employment. A Family Member (i) is employed by the Company in a non-officer position or (ii) is employed by, but is not a partner with, the Auditor and does not personally work on the Company’s audit.

•

Compensation. A Director or a Family Member receives or has received less than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

Business Relationships. A Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, does not exceed the greater of (a) $1 million, or (b) two percent (2%) of such other company’s consolidated gross revenues.

•

Indebtedness. A Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•

Charitable Contributions. A Director is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the Company’s contributions in any single fiscal year to the organization does not exceed the greater of (a) $500,000, or (b) one percent (1%) of that organization’s total annual receipts.

•	Stock Ownership. Direct or indirect ownership by a Director of a significant amount of Company stock (including securities convertible into Company stock).

An “immediate family member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

If a Director has a significant relationship with the Company that is not described above, or is outside of the parameters above, and the Board determines that the Director is “independent”, the Board will disclose the basis for such determination in the Company’s annual proxy statement. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

C-1

Crown Castle International Corp. 1220 Augusta Drive, Suite 500 Houston, TX 77057	Notice of Annual Meeting of Stockholders May 23, 2013 and Proxy Statement

1220 AUGUSTA DRIVE HOUSTON, TX 77057

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Crown Castle International Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56298-P37808-Z60059	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CROWN CASTLE INTERNATIONAL CORP.

The Board of Directors recommends a vote FOR each of the nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5:

1.	Election of Class III Directors
	Nominees:		For	Against	Abstain
	1a. Edward C. Hutcheson, Jr.		☐	☐	☐
	1b. J. Landis Martin		☐	☐	☐
	1c. W. Benjamin Moreland		☐	☐	☐
								For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2013.							☐	☐	☐
3.	The proposal to approve the Company’s 2013 Long-Term Incentive Plan.							☐	☐	☐
4.	The amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors							☐	☐	☐
5.	The non-binding, advisory vote regarding the compensation of the Company’s named executive officers.							☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here. (see reverse for instructions)					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M56299-P37808-Z60059

CROWN CASTLE INTERNATIONAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 23, 2013

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 ON THE REVERSE SIDE, FOR EACH OF PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXIES NAMED BELOW ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The undersigned hereby appoints W. Benjamin Moreland and Donald J. Reid, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Crown Castle International Corp. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Central Time on May 23, 2013 at the Company’s corporate office at 1220 Augusta Drive, Suite 500, Houston, TX 77057, and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side